UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
118 North Bedford Road, Suite 100
Mount Kisco, NY 10549

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 22, 2019

To Wright Investors’ Service Holdings, Inc. Stockholders:

You are cordially invited to attend an Annual Meeting of stockholders (including any adjournment or postponement thereof, the Annual Meeting) of Wright Investors’ Service Holdings, Inc., a Delaware corporation, to be held on October 22, 2019, at 10:00 a.m. Eastern Time, at 118 North Bedford Road, Suite 100, Mount Kisco, NY 10549, for the following purposes:

1.	Electing three directors of the Company.

2.	Advisory approval of the Company’s executive compensation.

3.	Ratifying the appointment of EisnerAmper LLP as independent auditors for 2019.

4.	Acting upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on August 30, 2019 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, we suggest that you promptly execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later proxy or by delivering a written notice of revocation to the Company.

The board of directors of the Company believes that the proposals being submitted to the stockholders are in the best interest of the Company and its stockholders and urges you to vote in favor of the proposals.

YOUR VOTE IS VERY IMPORTANT. Included with this proxy statement is a proxy card for voting and a postage prepaid envelope to return your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date your proxy card and return it promptly in the enclosed, pre-addressed, prepaid envelope to ensure that your shares will be represented and voted at the Annual Meeting.

By Order of the Board of Directors, HARVEY P. EISEN Chairman, Chief Executive Officer and President

September 23, 2019

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
118 North Bedford Road, Suite 100
Mount Kisco, NY 10549

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON TUESDAY OCTOBER 22, 2019

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Wright Investors’ Service Holdings, Inc., a Delaware corporation, in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of stockholders (including any adjournment or postponement thereof, the Annual Meeting) to be held on October 22, 2019, at 10:00 a.m. Eastern Time, at 118 North Bedford Road, Suite 100, Mount Kisco, NY 10549. We intend to mail this proxy statement and the accompanying proxy card on or about September 23, 2019 to all stockholders entitled to vote at the Annual Meeting.

GENERAL

The holders of record of shares of common stock of the Company at the close of business on August 30, 2019 are entitled to notice of, and to vote such shares at, the Annual Meeting. On August 30, 2019, there were 19,744,321 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner.

At the Annual Meeting, stockholders will be asked to vote upon the following:

1.	Electing three directors of the Company;

2.	Advisory approval of the Company’s executive compensation;

3.	Ratifying the appointment of EisnerAmper LLP as independent auditors for 2019; and

4.	Acting upon such other business as may properly come before the Annual Meeting.

Certain proposals are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions. With respect to the proposals for election of directors and the advisory say-on-pay resolution on executive compensation, which are “non-routine” proposals, brokers may not vote on such proposals unless they have received voting instructions from the beneficial owner.

Election of the three director nominees requires the favorable vote of a plurality of the votes cast for the election of directors at the Annual Meeting. The three nominees receiving the most votes will be elected as directors. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors.

The approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

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The approval of the ratification of the appointment of the auditors will be decided by the affirmative vote of the holders of a majority of the votes represented by the outstanding shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are given, the proxy will be voted FOR the election of the director nominees, FOR the approval of the advisory say-on-pay resolution on executive compensation and FOR the ratification of independent auditors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned, your proxy will remain valid and may be voted at the adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the matters described above.

Stockholders may vote by completing and mailing the included proxy card to the Company so that it is received by the Company prior to October 22, 2019. A proxy may be revoked if, prior to the exercise of the proxy, the Secretary of the Company receives either a written revocation of that proxy or a new proxy bearing a later date. You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the board of directors, and the expense of preparing, printing, making available and mailing proxy materials is being paid by the Company. In addition to the use of the internet or mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by our directors, officers or regular employees of the Company without additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send a notice of the meeting and, if requested, proxies and proxy materials to the beneficial owners of stock. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending notices and proxy materials to the beneficial owners of our common stock.

In some instances, we may deliver to multiple stockholders sharing a common address only one copy of the notice of this meeting. If requested by phone or in writing, we will promptly provide a separate copy of the notice and, if requested, this proxy statement and its attachments to a stockholder sharing an address with another stockholder. To notify the Company, you may write Wright Investors’ Service Holdings, Inc., Attn: Corporate Secretary, 118 North Bedford Road, Suite 100, Mount Kisco, New York 10549, or call the Company at 914-242-5700. Stockholders sharing an address who currently receive multiple copies of the notice and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Smaller Reporting Company

The Company has elected to prepare this proxy statement and its annual and periodic reports as a “Smaller Reporting Company” pursuant to the rules of the SEC.

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Corporate Offices

The Company’s lease at 177 West Putnam Ave, Greenwich, CT terminates effective September 30, 2019 and, in contemplation of such termination, the Company relocated into a shared office location at 118 N. Bedford Road, Mt. Kisco, NY effective September 1, 2019.  As a result of the move, the Company’s monthly rent has decreased from approximately $22,000 per month to $3,800 per month.  After an initial tenancy commitment of six months in the new shared space location, the rental arrangement subsequently becomes a month-to-month commitment only.

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THE ANNUAL MEETING; VOTING RIGHTS AND SOLICITATION OF PROXIES

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the Annual Meeting.

When and Where the Annual Meeting Will Be Held

The Annual Meeting will be held on Tuesday, October 22, 2019, at 118 North Bedford Road, Suite 100, Mount Kisco, NY 10549 beginning at 10:00 a.m. Eastern time.

What Will Be Voted Upon

At the Annual Meeting, holders of shares of the Company’s common stock on the record date will consider and vote on the following proposals:

•	the election of three nominees for election to the board of directors;

•	the approval of the advisory say-on-pay resolution on executive compensation;

•	the approval of the ratification of the appointment of the independent auditors; and

•	such other business as may properly come before the Annual Meeting.

Record Date; Voting Securities; Quorum

Only holders of record of shares of the Company’s common stock at the close of business on August 30, 2019, the record date for our Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

On the record date, 19,744,321 shares of the Company’s common stock were issued and outstanding.

Holders of record of the Company’s common stock on the record date are entitled to one vote per share at the Annual Meeting on the proposal. The inspector of election appointed for our Annual Meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

A quorum is necessary to hold a valid Annual Meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the shares of the Company’s common stock outstanding on the record date entitled to vote at the Annual Meeting are present, in person or by proxy. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Shares voting against the proposal will not be voted in favor of adjournment. Abstentions and broker non-votes count as present for establishing a quorum for the transaction of all business.

Solicitation of Proxies

The Company’s board of directors is requesting that the stockholders of the Company vote:

•	FOR the election of all three of the director nominees;

•	FOR the approval of the advisory say-on-pay resolution on executive compensation; and

•	FOR the ratification of the appointment of independent auditors for 2019.

Votes Required for Approval and Voting Rights

Election of the three director nominees requires the favorable vote of a plurality of the votes cast for the election of directors at the Annual Meeting. The three nominees receiving the most votes will be elected as directors. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes are not treated as votes cast and therefore will not affect the outcome of the election of directors.

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The approval of the advisory say-on-pay resolution on executive compensation will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

The approval of the ratification of the appointment of the auditors will be decided by the affirmative vote of the holders of a majority of the votes represented by the outstanding shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

Voting Your Shares and Changing Your Vote

You may vote by proxy or in person at the Annual Meeting.

Voting in Person — If you intend to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the Annual Meeting.

Voting by Proxy — All shares represented by properly executed proxies received in time for the Annual Meeting will be voted in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the three proposals.

Revocation of Proxy — Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Annual Meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our Corporate Secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our Corporate Secretary with a later date or by appearing at the Annual Meeting and voting in person. A revocation or later dated proxy must be received by our Corporate Secretary prior to the date of the Annual Meeting. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the Annual Meeting without voting will not by itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

How Proxies are Counted

Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR ALL” of the director nominees. Only shares affirmatively voted FOR the other proposals, and properly executed proxies that do not contain voting instructions, will be counted as votes for the proposals.

Directors are elected by a plurality of votes cast, so abstentions and broker non-votes will not affect the outcome of the election of directors.

With respect to the advisory say-on-pay resolution on executive compensation, abstentions will be counted and will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

With respect to the ratification of the appointment of independent auditors for 2019, abstentions will be counted and will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

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Cost of Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, which includes the costs of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the use of the internet or mails, our directors, officers and regular employees (acting without additional compensation) may solicit proxies personally or by telephone, email, facsimile or direct contact.

Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send a notice of the meeting and, if requested, proxies and proxy materials to the beneficial owners of stock. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending notices and proxy materials to the beneficial owners of our common stock.

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ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

The board of directors is presently comprised of three members. The Nominating and Corporate Governance Committee has recommended to the board of directors, and the board of directors proposes three nominees for election at the Annual Meeting as directors of the Company. Directors elected at the Annual Meeting will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since joining the board. The certificate of incorporation of the Company provides that the board of directors can set the number of directors.

The board of directors has no reason to doubt the availability of the nominees, and all have consented to serve as a director of the Company if elected and all have consented to being named as nominee in this proxy statement.

The names of the director nominees submitted for election by the holders of the common stock and certain information about the nominees, are set forth below.

Harvey P. Eisen, 77, has served as Chairman of the board of directors and Chief Executive Officer of the Company since June 2007 and also has served as its President since July 2007.  Mr. Eisen has served as a director of the Company since 2004.  Mr. Eisen has served as Chairman and Managing Member of Bedford Oak Advisors, LLC, an investment partnership (“Bedford Oak”), since 1998 and Chairman and Director of GP Strategies Corporation, a global performance solutions provider (“GP Strategies”) from 2004 through 2018. Mr. Eisen has also served on the board of directors of VerifyMe, Inc., a provider of physical, cyber and biometric security solutions, from April 2018 through February 2019.

Mr. Eisen was previously Senior Vice President of Travelers, Inc. and held various executive positions with Primerica, SunAmerica Corp., and Integrated Resources Asset Management.  Mr. Eisen was president and portfolio manager of Eisen Capital Management for 10 years.  He began his career as an analyst with Stifel, Nicolaus & Co. and Wertheim.  Mr. Eisen has served on the Strategic Development Board for the Trulaske College of Business, University of Missouri since 1995 where he established the first accredited course on the Warren Buffett Principles of Investing. He also serves on the University’s Investment Advisory Committee.

Mr. Eisen is qualified to serve on our board of directors and brings valuable insight to our board of directors as a result of his broad range of business skills and his financial literacy and expertise and executive and management leadership skills. Mr. Eisen developed these skills and expertise during his long and successful business career as Chairman and Managing Member of Bedford Oak,   a Senior Vice President of Travelers and Primerica, as well as his service on other public company and institutional boards.

Dort A. Cameron III, 74, has served as a director of the Company since February 2019. He is currently the managing member of Airlie Enterprises, LLC, a private consulting and principal investments company established in 1995. Mr. Cameron is also the President of the Cameron Family Foundation. Mr. Cameron was a principal of the investment manager, a managing director of the general partner of the Investment Manager and Chief Investment Officer (portfolio manager) of the Airlie Opportunity Fund’s portfolio from 2003 through 2014.

Mr. Cameron has over 30 years of investment banking, merchant banking, and investment management experience. His experience encompasses institutional portfolio management, alternative and principal investing, fiduciary oversight, and significant private equity, high yield, and distressed transactions/situations. Mr. Cameron’s professional experience includes a position as the Chairman of the Board of Directors and a majority owner of Entex Information Services, Inc., a computer services company (“Entex”). Mr. Cameron was also the General Partner of BMA Limited Partnership, a mezzanine private equity fund, which was the general partner of Investment Limited Partnership (“ILP”), which he co-founded in 1984. Mr. Cameron has previously served as a member of the Board of Directors of First Marblehead Corporation, Greenwich Life Settlements, TLC Beatrice as well as Middlebury College, where he still currently serves.

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Mr. Cameron’s senior management roles in investment banking, merchant banking, and investment management and his other professional experience, each of which have required him to balance the demands of clients, employees and investors, makes him a valuable addition to the board of directors.

Lawrence G. Schafran, 81, is a private investor and has served as a director of the Company since 2006. Mr. Schafran serves as a director of Glasstech, Inc., a manufacturer and seller of glass bending tempering systems. He served from August 2013 to June 2019 as a director of Cupcake Digital, Inc., a developer of mobile applications focusing on the children’s market, and from October 2013 to June 2019 as a director of VerifyMe, Inc., a provider of physical, cyber and biometric security solutions. Mr. Schafran also served as director of other public and private companies, and as a Managing Director of Providence Capital, Inc., an investment and advisory firm from March 2003 until December 2012.

Mr. Schafran is qualified to serve on our board of directors because of his extensive business skills and experiences and his financial literacy and expertise. Mr. Schafran also possesses a broad range of experiences and skill garnered from the various leadership positions and from his service on other public company boards and committees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Corporate Governance

General

We are committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. Our board of directors and Nominating and Corporate Governance Committee review and evaluate the Company’s corporate governance practices. This review includes comparing the board of directors’ current governance policies and practices with those suggested by corporate governance authorities as well as the practices of other public companies of comparable size. The board of directors has adopted those corporate governance policies and practices that its evaluation suggests are the most appropriate for the Company.

Director Independence

The Company is not subject to the listing requirements of any securities exchange, including Nasdaq, because the Company’s common stock is traded on the over-the-counter bulletin pink sheets. However, the board of directors has adopted the standards for independence for Nasdaq-listed companies, and the independence determinations that follow are based upon the criteria established by Nasdaq for determining director independence.

The board of directors determines the independence of its members through a consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the board of directors considered, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the Nasdaq marketplace rules listing requirements and SEC rules, the board of directors has reviewed all relationships between each director and the Company and, based on this review, the board of directors has affirmatively determined that, in accordance with Nasdaq independence criteria, Messrs. Cameron and Schafran are independent.

Audit Committee

Our Audit Committee is currently composed of Mr. Schafran (Chairman) and Mr. Cameron. The board of directors affirmatively determined that they are each independent, in accordance with The Nasdaq Stock Market (“Nasdaq”) independence criteria and for purposes of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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The board of directors determined that each of Messrs. Schafran and Cameron is able to read and understand financial statements and that each of Messrs. Schafran and Cameron has accounting or related financial management expertise in accordance with the applicable rules of Nasdaq. The board of directors also determined that each of Messrs. Schafran and Cameron has the accounting or related financial management expertise necessary to be considered a “financial expert” under SEC rules.

The Audit Committee met eight times from January 2018 to August 2019. The Audit Committee is responsible for maintaining communications among itself, the independent accounting firm and Company management. The Audit Committee assists the board of directors in fulfilling its oversight responsibility to the stockholders relating to the integrity of the Company’s financial statements and the financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent accounting firm’s qualifications and independence, the Company’s systems of internal accounting and financial controls, the annual audit of the Company’s financial statements and the engagement of the independent accounting firm.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Cameron (Chairman) and Schafran each of whom has been determined by our board of directors to be independent in accordance with Nasdaq’s independence criteria, an “outside director” pursuant to criteria established by the Internal Revenue Service and is a “non-employee” director pursuant to criteria established by the SEC. The Compensation Committee reviews and approves the Company’s executive compensation programs, plans and awards.

Our Compensation Committee met two times from January 2018 to August 2019. Our Compensation Committee reviews and approves the compensation arrangements for our chief executive officer, other officers and directors. The Compensation Committee has the responsibility to administer any equity incentive plans of the Company and for granting awards pursuant to any such plans. The Compensation Committee also has the authority to establish and administer any other incentive compensation plans for the Company’s officers. The Compensation Committee has the authority to engage compensation consultants to assist it in carrying out its duties. When the Compensation Committee deems it to be appropriate, it may delegate its authority to a subcommittee of one or more of its members or, with respect to administrative changes to the Company’s benefit plans, to one or more officers.

With respect to executive officer compensation, our Compensation Committee receives recommendations and information from senior management. Our chief executive officer annually reviews with the Compensation Committee the performance of our executive officers and participates in Compensation Committee deliberations regarding the compensation of executive officers other than our Chief Executive Officer.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Messrs. Cameron (Chairman) and Schafran. Our board of directors has determined that each is independent in accordance with Nasdaq independence criteria.

The Nominating and Corporate Governance Committee met one time from January 2018 to August 2019. The Nominating and Corporate Governance Committee is responsible for recommending, for consideration by the board of directors, candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee also reviews recommendations from stockholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Selection of Director Candidates.” The Committee also reviews and approves the Company’s corporate governance practices.

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Selection of Director Candidates

The Nominating and Corporate Governance Committee bases its nomination recommendations on candidates’ business or professional backgrounds and talents. Candidates may be identified through any means believed by the Nominating and Corporate Governance Committee to be appropriate, including recommendations from members of the Nominating and Corporate Governance Committee, the board of directors, management or stockholders. Any stockholder nominations for election as a director at the 2020 annual meeting must be in writing and sent to the Nominating and Corporate Governance Committee c/o Wright Investors’ Service Holdings, Inc., Attn. Corporate Secretary, 118 North Bedford Road, Ste. 100, Mount Kisco, New York 10549 no later than July 24, 2020.

Each present nominee for election as a director is an incumbent director of the Company selected for nomination by the recommendation of the Nominating and Corporate Governance Committee and action of the board of directors.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings

Our current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, the members of the board of directors are expected to participate in all meetings of the board of directors and all committee meetings of which the director is a member and to attend our annual meeting of stockholders. Each director attended at least 75% of the aggregate meetings of the board of directors and of the committees of which such director was a member. Our board of directors met seven times from January 2018 to August 2019.

Executive Sessions of Non-Management Directors

Our Corporate Governance Principles permit the non-management directors to meet regularly in executive session.

Stockholder Communications Process

The board of directors provides a process for security holders to send communication to the board of directors. Stockholders may send communications to the board of directors by mail in care of Wright Investors’ Service Holdings, Inc., Attn: Acting Chief Financial Officer, 118 North Bedford Road, Suite 100, Mount Kisco, NY 10549.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s common stock with the SEC, and to furnish the Company with copies of all such reports. Based on a review of these filings, the Company believes that with respect to the most recently concluded fiscal year, all such reports were timely filed.

EXECUTIVE COMPENSATION

The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation.  The Company had two executive officers (our “named executive officers”), including the principal executive officer, at the end of the last completed fiscal year. Consequently we are providing a Summary Compensation Table covering 2018 and 2017 compensation for these two individuals.

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Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1) (2)(3)	Total
		($)	($)	($)	($)
Harvey P. Eisen, Chairman of the Board and Chief Executive Officer (Principal Executive	2018	300,000	0	0	300,000
Officer)	2017	15,000	0	1,343	16,343
Ira J. Sobotko, Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting	2018	150,000	25,000	9,600	184,600
Officer)	2017	150,000	0	11,766	161,767

(1)	For Mr. Eisen, the amount reflected under “All Other Compensation” is comprised of $1,343 for 2017 life insurance premiums.

The Compensation Committee of the Company increased the compensation of Mr. Eisen to $300,000 annually from $15,000 annually, effective January 1, 2018, due to his increased duties in connection with strategic matters related to the potential sale of Winthrop.  The Compensation Committee, at Mr. Eisen’s request, reduced his salary to $20,000 per annum for the third quarter of 2019.  Effective October 1, 2019, the Compensation Committee returned Mr. Eisen’s compensation to $300,000 per annum to reflect his duties in exploring strategic alternatives for the Company.

(2)	For Mr. Sobotko, the amount reflected under “All Other Compensation” is comprised of $2,166 for 2017 life insurance premiums and $9,600 for 2017 and 2018, respectively, auto expense allowance.

(3)	Mr. Sobotko resigned as Vice President and Chief Financial Officer of the Company effective December 31, 2018 in order to assume an executive position at another company. He has continued as a consultant to the Company since that date, advising on matters of financial accounting and reporting. The Board of Directors appointed Harold D. Kahn as Acting Chief Financial Officer and Acting Chief Accounting Officer effective March 25, 2019 at an agreed fee of $12,000 per month. Effective September 1, 2019, Mr. Kahn’s agreed fee was reduced to $7,000 per month.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the holdings of unexercised and vested options to purchase shares of common stock of the Company for each of the named executive officers at December 31, 2018.

Name	Number of Shares of Common Stock Underlying Unexercised Options which are Exercisable	Number of Shares of Common Stock Underlying Unexercised Options which are Unexercisable	Option Exercise Price Per Share of Common Stock	Option Expiration Date
	(#)	(#)	($)
Harvey P. Eisen	250,000(1)	-	$1.36	April 28, 2020

(1)	These options are fully vested.

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Overview of Material Compensation Arrangements with Our Named Executive Officers

The Company has no current outstanding employment agreement with any named executive officer. The compensation arrangements for our executive officers are included in the summary compensation table.

DIRECTOR COMPENSATION

Directors who are not employees of the Company or its subsidiaries are entitled to receive compensation for service as a director. The table below summarizes the total compensation paid to or earned by each director of the Company for the fiscal year ended December 31, 2018.

2018 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)	($)	($)	($)
Lawrence G. Schafran	6,250	40,000 (1)	0	46,250
Richard C. Pfenniger Jr.	3,750	32,500 (2)	0	36,250
Marshall S. Geller	5,750	28,125 (3)	0	33,875

(1)	Mr. Schafran received 87,005 shares of Company’s common stock as $40,000 of his annual director’s fee.

(2)	Mr. Pfenniger received 69,692 shares of Company’s common stock as $32,500 of his annual director’s fee. Mr. Pfenniger resigned from the board of directors and its committees effective February 12, 2019.

(3)	Mr. Geller received 58,128 shares of Company’s common stock as $28,125 of his annual director’s fee. Mr. Geller resigned from the board of directors and its committees effective October 4, 2018.

Director Compensation Program

Directors who are not employees of the Company or its subsidiaries receive:

•	annual director compensation of $25,000, paid in quarterly installments of $6,250;

•	$1,500 in cash for each meeting of the board of directors and for each committee meeting attended in person and $750 in cash for each board of directors or committee meeting attended by teleconference;

•	annual director compensation of $5,000, paid in quarterly installments of $1,250, to each member of the Audit Committee (except the Chairman of the Audit Committee who receives annual compensation of $10,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by teleconference, except that the per meeting attendance fee is reduced to $500 for attendance at any Audit Committee meeting held on the same day as a regular or special meeting of the Board; and

•	annual director compensation of $2,500, paid in quarterly installments of $625, to each member of the Compensation Committee and each member of the Nominating and Corporate Governance Committee (except the Chairman of each such Committee, who receives annual compensation of $5,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by teleconference, except that the per attendance meeting fee is reduced to $500 for attendance at any Compensation Committee or Nominating and Corporate Governance Committee meeting held on the same day as a regular or special meeting of the Board.

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All of the sums designated above as “annual director compensation” are required to be paid in Company’s common stock; common stock issued in lieu of annual compensation is valued at the average between the closing bid and ask price on the day prior to the date upon which the annual compensation became payable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Principal Stockholders

The following table sets forth the number of shares of common stock beneficially owned as of August 30, 2019 by each person who is known by the Company to own beneficially more than five percent of outstanding Company’s common stock other than executive officers or directors of the Company, whose beneficial ownership is reflected in the Security Ownership of Directors and Executive Officers table below.  There were 19,744,321 shares of Company’s common stock outstanding on August 30, 2019.

Security Ownership of Principal Stockholders Table

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Bedford Oak Advisors, LLC 118 North Bedford Road, Suite 100 Mount Kisco, NY 10549	5,761,169 (1)	28.8%
William H. Miller III	2,870,400 (2)	14.54%
Frost Gamma Investments Trust 4400 Biscayne Blvd. Miami, FL 33137	1,321,707 (3)	6.79%
Joseph H. Moglia	1,165,877(4)	5.9%

____________

(1)	Based on a Schedule 13D/A filed jointly by Bedford Oak Advisors, LLC (“Bedford Oak”), Bedford Oak Capital, L.P. (“Capital”), Bedford Oak Acorn, L.P. (“Acorn”) and Harvey Eisen with the SEC on August 30, 2019. Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn and certain other private investment partnerships. Includes options to purchase 250,000 shares of Company’s common stock exercisable by Mr. Eisen at $1.36 per share.

(2)	Based on a Schedule 13D/A filed jointly on August 30, 2019, by William H. Miller and William H. Miller III Living Trust.

(3)	Based on a Schedule 13G filed by Frost Gamma Investments Trust with the SEC on February 3, 2015.

(4)	Based on a Schedule 13D filed on September 12, 2019 by Joseph H. Moglia.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Company outstanding common stock as of August 30, 2019 by each person who is a director or named executive officer of the Company as of such date, naming each such person, and all persons who are directors and executive officers of the Company as of such date, as a group.

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Security Ownership of Directors and Executive Officers Table

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Harvey P. Eisen	5,761,169(1)	28.8%
Harold Kahn	0	0
Lawrence G. Schafran	438,240(2)	2.21%
Dort Cameron	348,539	1.77%
Directors and executive officers as a group (4 persons)	6,547,948(3)	32.58%

_________________

(1)	See footnote 1 to Security Ownership of Principal Stockholders Table above.

(2)	Includes 100,000 shares of Company’s common stock issuable to Mr. Schafran upon the exercise of options, all of which are fully vested and exercisable at a price of $1.36 per share.

(3)	Includes Messrs. Eisen, Cameron and Schafran, each of whom is currently a director of the Company.

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ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is asking its stockholders to provide advisory approval of the compensation paid to named executive officers. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion.

The Company believes that its compensation programs have served to achieve a balance between the size of the Company against the objective of providing overall competitive pay levels.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the board of directors. Although non-binding, the board of directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ITEM 2.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of EisnerAmper LLP conducted the 2018 and 2017 audits of the Company’s financial statements. Fees billed by EisnerAmper to the Company for services provided during the 2017 and 2018 fiscal years were as follows:

	2017	2018
Audit fees	$167,359	$149,768

Audit fees consisted principally of fees for the audit of the annual financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and review of the Company’s Form 10-K and 10-K/A. The Audit Committee pre-approves all audit services and any other services to be performed by EisnerAmper in accordance with pre-approval policies established by the board of directors. The procedures require that all proposed engagements of EisnerAmper for services of any kind be directed to the Audit Committee prior to the beginning of any services. All services provided by EisnerAmper for 2017 and 2018 were approved in advance by the Audit Committee.

The Audit Committee has appointed EisnerAmper as independent auditors to conduct the 2019 audit of the Company’s financial statements and requests that the shareholders ratify this appointment. A representative of EisnerAmper will be present at the meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

the board of directors recommends a vote “for” item 3.

STOCKHOLDER PROPOSALS

Proposals of stockholders which are eligible under SEC rules to be included in our 2020 proxy materials must be received by the Acting Chief Financial Officer of the Company no later than June 5, 2020. If we change the date of our 2020 annual meeting to a date more than 30 days from the date of this 2019 Annual Meeting, then the deadline for submission of stockholder proposals under SEC rules will be changed to a reasonable time before the Company begins to print and mail its proxy materials.

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Under our by-laws, in addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, written notice containing the information specified in our by-laws regarding the stockholder and each matter such stockholder proposes to bring before the annual meeting must be delivered to, or mailed and received by, the Acting Chief Financial Officer of the Company at the principal executive offices of the Company not less than 90 prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to be timely, a stockholder’s notice to the Acting Chief Financial Officer of the Company (containing the information specified in our by-laws regarding the stockholder and the proposed action) must be delivered to or mailed and received at the principal executive offices of the Company no later than July 24, 2020. If the 2020 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2019 annual meeting, under our by-laws, the Acting Chief Financial Officer of the Company must receive written notice (containing the information specified in our by-laws regarding the stockholder and the proposed action) from any stockholder who wishes to have a matter considered at the 2020 annual meeting no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was first made.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items presented in this proxy statement. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the board of directors or, if no such recommendation is given, in the discretion of the proxy holders.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of our board of directors, and return it in the enclosed envelope.

By Order of the Board of Directors,

HARVEY P. EISEN
Chairman, Chief Executive Officer
and President

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ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

☐	TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to _______

Commission file Number: 000-50587

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4005439
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

177 West Putnam Avenue, Greenwich, CT 06830
(Address of Principal Executive Offices, including Zip Code)

(914) 242-5700
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:	None

Securities registered pursuant to Section 12(g) of the Act:	Common Stock, $0.01 Par Value
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐    No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐   No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically, if any, every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☒     No

The aggregate market value of the registrant’s common stock held by non-affiliates of the registrant, computed by reference to the price at which the common stock was last sold, or the average bid and asked price of such common stock, as of the last business day of the registrant’s most recently completed second quarter, is $4,000,000.

As of March 15, 2019, 19,647,243 shares of the registrant’s common stock were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Part III of this report incorporates certain information by reference from the registrant’s proxy statement for the 2019 annual meeting of stockholders, or an amendment to this Annual Report on Form 10-K, to be filed no later than 120 days after the close of the registrant’s fiscal year ended December 31, 2018.

i

Cautionary Statement Regarding Forward-Looking Statements

This Annual Report on Form 10-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “could,” “project,” “predict,” “expect,” “estimate,” “continue,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements.

These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  These statements are based upon our opinions and estimates as of the date they are made.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, such forward-looking statements are subject to known and unknown risks and uncertainties that may be beyond our control, which could cause actual results, performance and achievements to differ materially from results, performance and achievements projected, expected, expressed or implied by the forward-looking statements.  While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this report.

Factors that may cause actual results to differ from historical results or those results expressed or implied, include, but are not limited to, those listed below under Item 1A. “Risk Factors”.

If significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially.  You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.

Additional information concerning the factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Item 1. “Business”, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and elsewhere in this Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (the “SEC”).  We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

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PART I

Item 1.  Business.

General Development of Business

Wright Investors’ Service Holdings, Inc. (formerly National Patent Development Corporation) (the “Company”, “Wright Holdings”, “we” or “us”) was incorporated on March 10, 1998 as a wholly-owned subsidiary of GP Strategies Corporation (“GP Strategies”) and in November 2004, the Company’s common stock was spun-off to holders of record of GP Strategies common stock and GP Strategies Class B capital stock.  The Company’s common stock is quoted on the OTC Pink Sheets and is traded under the symbol “WISH”.

The Company currently has a substantial portion of its assets consisting of cash and cash equivalents; it also owns certain real estate of limited value.

Sale of The Winthrop Corporation

On April 11, 2018, the Board of Directors of the Company voted to enter into an Agreement providing for the sale of The Winthrop Corporation (“Winthrop”), to Khandwala Capital Management, Inc., a company principally owned and controlled by Amit S. Khandwala, the Co-Chief Executive Officer and Chief Investment Officer of Winthrop, prior to the Sale, for $6,000,000, subject to certain adjustments for intercompany accounts at closing (the “Sale”).

The Sale was approved by the Company’s stockholders on July 16, 2018 at the annual stockholders meeting, and the Sale was completed on July 17, 2018. The Company received $6,000,000 in cash as well as $173,000 from Winthrop for repayment of the intercompany balance between the Company and Winthrop.

Winthrop’s results of operations through July 16, 2018 have been accounted for as a discontinued operation in the accompanying Consolidated Statement of Operations for the year ended December 31, 2018 and its results of operations for the year ended December 31, 2017 have been reclassified as discontinued operations to be consistent with the current period’s presentation. Assets and liabilities of Winthrop have been reclassified as held for sale in the December 31, 2017 in the accompanying Consolidated Balance Sheet. See Note 2 to the Consolidated Financial Statements.

Description of the business of the Company after the Sale

Following the Sale, we remain a public company. We have and will continue to evaluate and potentially explore all available strategic options. We will continue to work to maximize stockholder value. Such strategic options may include developing or acquiring a majority interest or at least a controlling interest (as defined for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”) in a company (or companies) with principal business operations in an industry that we believe will provide attractive opportunities for growth. We are not limited to any particular industry or type of business. The directors will also consider alternatives for distributing some or all of the proceeds to stockholders. Until such time as a decision is made as to how the proceeds from the Sale and other liquid assets of the Company are so deployed, we intend to invest the proceeds and our other liquid assets in high-grade, short-term investments (such as cash and cash equivalents) consistent with the preservation of principal, maintenance of liquidity and avoidance of speculation.

After the Sale, the Company had no or nominal operations and, as a result, we are a “shell company”, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a shell company, our stockholders will be unable to utilize Rule 144 of the Securities Act, or Rule 144 to sell “restricted stock” as defined in Rule 144 or otherwise use Rule 144 to sell stock of the Company, and we would be ineligible to utilize registration statements on Form S-3 or Form S-8 for so long as we remain a shell company and for 12 months thereafter. Among other things, as a consequence, the offering, issuance and sale of our securities is likely to be more expensive and time consuming and may make our securities less attractive to investors.

We are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act, a company may fall within the scope of being an “inadvertent investment company” under section 3(a)(1)(C) of such Act if the value of its investment securities (as defined in the Investment Company Act) is more than 40% of its total assets (exclusive of government securities and cash and certain cash equivalents).

2

See “Risk Factors” The Company may be classified as an inadvertent investment company” and “The Company is a shell company under the federal securities laws.”

Employees

The Company employed a total of 2 full-time employees as of December 31, 2018.

Connecticut Property

The Company has interests in land and certain flowage rights in undeveloped property (the “properties”) primarily located in Killingly, Connecticut. As of December 31, 2017, the properties were valued at $355,000 based on an independent valuation. Due to ongoing remediation efforts and no active market to sell the properties, the Company believes the value of the properties is nominal and as such recorded an impairment loss of $355,000. As of December 31, 2018, the properties are shown in the Consolidated Balance Sheet at $0 after recording an impairment loss of $355,000.

Item 1A.  Risk Factors.

RISK FACTORS

You should carefully consider the following risk factors relating to our business and the additional information in our other reports that we file with the SEC.

The Company may be classified as an inadvertent investment company if we acquire investment securities in excess of 40% of our total assets.

The Company is not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act, a company may fall within the scope of being an “inadvertent investment company” under section 3(a)(1)(C) of such Act if the value of its investment securities (as defined in the Investment Company Act) is more than 40% of its total assets (exclusive of government securities and cash and certain cash equivalents).

If the Company was required to register as an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for the Company to continue its business as contemplated and could have a material adverse effect on us.

The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. If we were required to register under the Investment Company Act, applicable restrictions and other requirements could have a material adverse effect on us. In the event that we were to be required to register as an investment company under the Investment Company Act, we would be forced to comply with substantive requirements under the Act, including:

•	limitations on our ability to borrow;

•	limitations on our capital structure;

•	limitations on the issuance of debt and equity securities,

•	restrictions on acquisitions of interests in partner companies;

•	prohibitions on transactions with affiliates;

•	prohibitions on the issuance of options and other limitations on our ability to compensate key employees;

•	certain governance requirements,

3

•	restrictions on specific investments; and

•	reporting, record-keeping, voting and proxy disclosure requirements.

In the event that we were to be deemed to be an investment company subject to registration as such under the Investment Company Act, compliance costs and burdens upon us may increase and the additional requirements may constrain our ability to conduct business, which may adversely affect our business, results of operations or financial condition.

The Company is a shell company under the federal securities laws.

Following consummation of the Sale, the Company has no or nominal operations. Pursuant to Rule 405 of the Securities Act and Exchange Act Rule 12b-2, a shell company is defined as a registrant that has no or nominal operations, and either:

•	no or nominal assets;

•	assets consisting solely of cash and cash equivalents; or

•	assets consisting of any amount of cash and cash equivalents and nominal other assets.

Our consolidated balance sheet reflects that after closing, our assets consist primarily of cash and cash equivalents. Accordingly, after consummation of the Sale, we became a shell company. Applicable securities rules prohibit shell companies from using a Form S-8 registration statement to register securities pursuant to employee compensation plans and from utilizing Form S-3 for the registration of securities for so long as the Company is a shell company and for 12 months thereafter.

Additionally, Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. To the extent that we acquire a business in the future, we must file a current report on Form 8-K containing the financial and other information required in a registration statement on Form 10 within four business days following completion of such a transaction.

To assist the SEC in the identification of shell companies, we are required to check a box on our quarterly reports on Form 10-Q and our annual reports on Form 10-K indicating that we are a shell company.

Since we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. In addition, under Rule 144 of the Securities Act, a holder of restricted securities of a “shell company” is not allowed to resell their securities in reliance upon Rule 144. Preclusion from any prospective purchase using the exemptions from registration afforded by Rule 144 may make it more difficult for us to sell equity securities in the future and the inability to utilize registration statements on Forms S-8 and S-3 would likely increase our cost to register securities in the future. Additionally, the loss of the use of Rule 144 and Forms S-3 and S-8 may make investments in our securities less attractive to investors and may make the offering and sale of our securities to employees, directors and others under compensatory arrangements more expensive and less attractive to recipients.

Unless we select a particular industry or target business with which to complete a business combination, you will be unable to ascertain the risks of the industry or business in which we may ultimately operate.

The Company may develop or acquire a majority interest or at least a controlling interest (as defined for purposes of the Investment Company Act) in a company (or companies) with principal business operations in an industry that we believe will provide attractive opportunities for growth. We are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible risks of the particular industry in which we may ultimately operate. Although we will evaluate the risks inherent in a particular target business, we cannot assure you that all of the significant risks present in that target business will be properly assessed. Even if we properly assess those risks, some of them may be outside of our control or ability to affect.

Resources will be expended in researching potential acquisitions that might not be consummated.

The investigation of target businesses and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention in addition to costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control.

4

There can be no guarantee that we will quickly identify a potential target business or complete a business combination.

The process to identify potential acquisition targets, to investigate and evaluate the future business prospects thereof and to negotiate an acceptable purchase agreement with one or more target companies can be time consuming and costly. The Company may incur operating losses, resulting from payroll, rent and other overhead and professional fees, while we are searching for a business to develop or acquire.

Following the sale of The Winthrop Corporation, the Company has no revenue from operations; therefore, our existing assets may be diminished and ultimately depleted by our corporate overhead and other expenses.

Following the Sale, the Company has no revenue from operations and have been experiencing significant negative cash flow. Expenditures related to corporate overhead generated and other related items are expensed. Until such time as we develop or acquire an operating business or businesses that generate revenue, we will continue to deplete our existing assets.

Risks Related to Our Stock

The Company has agreed to restrictions and adopted policies that could have possible anti-takeover effects and reduce the value of our stock.

Several provisions of our Certificate of Incorporation and Bylaws could deter or delay unsolicited changes in control of the Company. These include limiting the stockholders’ powers to amend the Bylaws or remove directors and prohibiting the stockholders from increasing the size of the Board of Directors or acting by written consent instead of at a stockholders’ meeting. Our Board of Directors has the authority, without further action by the stockholders to fix the rights and preferences of and issue preferred stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in control or management of the Company including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Risks Related to Owning Our Common Stock

A large portion of our common stock is held by a small group of large shareholders.  Future sales of our common stock in the public market by the Company or its large stockholders could adversely affect the trading price of our common stock.

As of December 31, 2018, Bedford Oak Advisors, LLC and GAMCO Investors, Inc. beneficially owned 25.8% and 9.1% of the Company’s common stock, respectively.  Bedford Oak Advisors, LLC is controlled by Mr. Harvey P. Eisen, the Company’s Chairman and Chief Executive Officer.  Mr. Eisen beneficially owned at such date an aggregate of 26.7% of the Company’s common stock, which percentage includes the 25.8% beneficially owned by Bedford Oak Advisors, LLC.  The Company has entered into Investor Rights Agreements with former Winthrop stockholders that received shares of our common stock in connection with a prior acquisition.  The Investor Rights Agreement is a registration rights agreement, which include both customary demand and “piggyback” registration provisions, allow the respective stockholders to cause us to file one or more registration statements for the resale of their respective shares of the Company’s common stock and cooperate in certain underwritten offerings.  Sales by us or our large stockholders of a substantial number of shares of our common stock in the public market pursuant to registration rights or otherwise, or the perception that these sales might occur, could cause the market price of our common stock to decline.

Our common stock is thinly traded, which can cause volatility in its price.

Our stock is thinly traded due to our small market capitalization and the high level of ownership of our common stock by a small group of shareholders.  Thinly traded stock can be more susceptible to market volatility.  This market volatility could significantly affect the market price of our common stock without regard to our operating performance.

5

Possible additional issuances of our stock will cause dilution.

At December 31, 2018, we had outstanding 19,647,243 shares of our common stock. In addition, there are options to purchase a total of 550,000 shares of common stock, of which 516,666 are exercisable as of December 31, 2018. The Company is authorized to issue up to 30,000,000 shares of common stock and are therefore able to issue additional shares without being required under corporate law to obtain shareholder approval.  If we issue additional shares, or if our existing shareholders exercise their outstanding options, our other shareholders may find their holdings drastically diluted, which if it occurs, means they would own a smaller percentage of our Company.

Item 1B.  Unresolved Staff Comments.

None.

Item 2.  Properties.

In August 2014, the Company entered into a five-year sublease in Greenwich, Connecticut for 10,000 square feet.  The current annual rent for the new sublease, which expires on September 30, 2019 is $230,000, subject to 3% annual increases.

Item 3.  Legal Proceedings.

On September 26, 2014, the Connecticut Department of Energy and Environmental Protection (“DEEP”) issued two Orders requiring the investigation and repair of two dams in which the Company and its subsidiaries have certain ownership interests.  The first Order required that the Company investigate and make specified repairs to the ACME Pond Dam located in Killingly, Connecticut.  The second Order, as subsequently revised by DEEP on October 10, 2014, required that the Company investigate and make specified repairs to the Killingly Pond Dam located in Killingly, Connecticut.  The Company administratively appealed and contested the allegations in both Orders.  On July 27, 2017, the Company entered into a Consent Order with the DEEP relative to Killingly Pond Dam. The Killingly Pond Consent Order requires the Company to continue to perform routine maintenance and administrative procedures consistent with DEEP’s Dam Safety regulations, the cost of which is not material to the Company’s financial position or results of operations. On July 27, 2018, the Company entered into a Consent Order with the DEEP relative to Acme Pond Dam. The Acme Pond Dam Consent Order requires the Company to investigate and recommend repairs to Acme Pond Dam. Based up on the work performed by the Company’s retained consulting engineering firm, the Company submitted its recommended action plan (the “Action Plan”) for Acme Pond Dam pursuant to the Consent Order on November 30, 2017 and such recommended action plan remains under review by the DEEP as of the current date. The estimated cost of work to be performed under the action plan developed by the Company’s retained consulting engineering firm was $90,000 and such amount has been recorded as a liability in the accompanying Consolidated Balance Sheet as of December 31, 2018. It cannot be determined at this time whether such action plan may be ultimately accepted as is, revised or otherwise changed between the Company and the DEEP and, as such, the $90,000 provision currently provided may change based upon a final resolution of this matter.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s certificate of incorporation and bylaws provide that, subject to limited exceptions and requirements, the Company is required to indemnify its directors and officers, and each person serving at the request of the Company as a director, officer, incorporator, partner, manager or trustee of another entity, to the fullest extent permitted by the DGCL.  The Company’s bylaws also provide that, subject to limited exceptions and requirements, the Company is required to advance to such person’s expenses (including attorney’s fees) incurred by them in defending and preparing for the defense of any proceeding or investigation in respect of which indemnification may be available.

6

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.  The Company’s certificate of incorporation contains such a provision limiting the personal liability of the Company’s directors to the extent permitted by the DGCL.

Item 4.  Mine Safety Disclosures

None.

PART II

Item 5.  Market for the Registrant’s Common Equity and Related Stockholder Matters.

The following table presents the high and low bid and asked prices for the Company’s common stock for 2018 and 2017.  The Company’s common stock, $0.01 par value, is quoted on the OTC Pink Sheets under the symbol “WISH”.  Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Quarter	High	Low

2018	First	$0.62	$0.46
	Second	$1.00	$0.36
	Third	$0.60	$0.35
	Fourth	$0.55	$0.30

2017	First	$0.95	$0.50
	Second	$0.75	$0.60
	Third	$0.60	$0.21
	Fourth	$0.68	$0.36

The number of stockholders of record of the Company’s common stock as of March 5, 2019 was 714 and the closing price on the OTC Pink Sheets of such common stock on that date was $0.41 per share.

The Company did not declare or pay any cash dividends on its common stock in 2018 or 2017. The Company currently intends to retain future earnings to finance the growth and development of its business however, the directors will also consider alternative for distributing some or all of its cash and cash equivalents to stockholders.

Issuer Purchases of Equity Securities

The Board of Directors authorized the Company to repurchase up to 5,000,000 outstanding shares of common stock from time to time either in open market or privately negotiated transactions. At December 31, 2018 and 2017, the Company had repurchased an aggregate of 2,041,971 shares of its common stock and a total of 2,958,029 shares remained available for repurchase at December 31, 2018 and 2017, respectively, pursuant to the 5,000,000 shares repurchase plans. The Company did not repurchase shares of common stock during the year ended December 31, 2018.

The Company did not repurchase any common stock during the year ended December 31, 2018.

Item 6.  Selected Financial Data.

Not required.

7

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations.

General Overview

On July 17, 2018, we completed the Sale of The Winthrop Corporation to Khandwala Capital Management, Inc., a company principally owned and controlled by Amit S. Khandwala, the Co-Chief Executive Officer and Chief Investment Officer of Winthrop, prior to the Sale, for $6,000,000, subject to certain adjustments for intercompany accounts at closing (see Note 1 to the Consolidated Financial Statements).  See “Item 1. Business – General Development of Business”.

The Winthrop Corporation’s results of operations for the year ended December 31, 2018 has been accounted for as a discontinued operation in the consolidated statements of operations. (see Note 2 to the Consolidated Financial Statements) and its results of operations for year ended December 31, 2017 have been reclassified as discontinued operations to be consistent with the current period’s presentation.

Upon the consummation of the Sale of The Winthrop Corporation, we became a “shell company”, as defined in Rule 12b-2 of the Exchange Act.  Because we are a shell company, our stockholders are unable to utilize Rule 144 to sell “restricted stock” as defined in Rule 144 or to otherwise use Rule 144 to sell our securities, and we are ineligible to utilize registration statements on Form S-3 or Form S-8 for so long as we remain a shell company and for 12 months thereafter.  As a consequence, among other things, the offering, issuance and sale of our securities is likely to be more expensive and time consuming and may make our securities less attractive to investors.  See “Item 1. Business –Sale of Winthrop Corporation”, and “Item 1A. Risk Factors”.

Our Board of Directors is considering strategic uses for the Sale of The Winthrop Corporation proceeds including, without limitation, using such funds, together with other funds of the Company, to develop or acquire interests in one or more operating businesses.  While we have focused our development or acquisition efforts on sectors in which our management has expertise, we do not wish to limit ourselves to, or to foreclose any opportunities in, any particular industry or sector.  Prior to this use, the Sale of The Winthrop Corporation proceeds have been, and we anticipate will continue to be, invested in high-grade, short-term investments (such as cash and cash equivalents) consistent with the preservation of principal, maintenance of liquidity and avoidance of speculation, until such time as we need to utilize such funds, or any portion thereof, for the purposes described above.   The directors will also consider alternatives for distributing some or all of its cash and cash equivalents to stockholders (see Note 1 to the Consolidated Financial Statements).

Investments

Investment in undeveloped properties.

The Company owns certain non-strategic assets, which includes an investment in land and certain flowage rights in undeveloped property (the “properties”) primarily located Killingly, Connecticut. As shown in the Consolidated Balance Sheet as at December 31, 2017 the properties were valued at $355,000 based on an independent valuation. Due to the ongoing remediation efforts and no active market to sell the properties, the Company believes the value of the property to be nominal and as such recorded an impairment loss of $355,000. As of December 31, 2018 the properties are shown in the Consolidated Balance Sheet at $0 after recording an impairment loss of $355,000.

Management discussion of critical accounting policies

The following discussion and analysis of the financial condition and results of operations are based on the consolidated financial statements and notes to consolidated financial statements contained in this report that have been prepared in accordance with the rules and regulations of the SEC and include all the disclosures normally required in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates that affect the reported amounts of assets, liabilities, sales and expenses, and related disclosures of contingent assets and liabilities. We base these estimates on historical results and various other assumptions believed to be reasonable, all of which form the basis for making estimates concerning the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates.

Certain of our accounting policies require higher degrees of judgment than others in their application.  These include stock-based compensation and accounting for income taxes which are summarized below.

8

Employees’ stock-based compensation.

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. See Note 9 to the Consolidated Financial Statements for further information regarding our stock-based compensation assumptions and expense.

Income taxes

Income taxes are provided for based on the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Under accounting principles generally accepted in the United States of America, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is provided when it is more likely than not that some portion of deferred tax assets will not be realized. The valuation allowance decreased by approximately $64,000 and $3,486,000 respectively, during the years ended December 31, 2018 and 2017. The decrease in the valuation allowance during the year ended December 31, 2018 was mainly due to the sale of Winthrop net of increases to the net operating loss carryforward and other deferred tax assets. The decrease in the valuation allowance during the year ended December 31, 2017 was mainly due to a change in the corporate income tax rate.

Results of Operations

Year ended December 31, 2018 compared to the year ended December 31, 2017

For the year ended December 31, 2018, the Company had a loss from continuing operations before income taxes of $2,487,000 compared to a loss from operations before income taxes of $1,765,000 for the year ended December 31, 2017.

The increased loss of $722,000 was primarily the result of increased Compensation and benefits of $333,000, an impairment loss for the entire value of the dam properties in the amount of $355,000 as a result of ongoing remediation efforts and no active market to sell such properties, and increased Other operating expenses of $92,000, partially offset by increased by Other interest income of $67,000.

Compensation and benefits

For the year ended December 31, 2018, Compensation and benefits were $801,000 as compared to $468,000 for the year ended December 31, 2017.

The increased Compensation and benefits of $333,000 in 2018 was primarily the result of increased compensation earned by the Company’s Chairman and Chief Executive Officer.

Other operating expenses

For the year ended December 31, 2018, Other operating expenses were $1,398,000 as compared to $1,306,000 for the year ended December 31, 2017.

The increased operating expenses of $92,000 were primarily the result of increased professional fees and reserves for future repairs (see Note 11 to the Consolidated Financial Statements) related to the Company’s interests in land and flowage rights in undeveloped property in Killingly, Connecticut, and increased rent expense due to the full absorption of rent by the Company. The increased expenses were partially offset by decreased audit and SOX consulting fees principally as a result of the Sale.

Impairment of undeveloped land

For the year ended December 31, 2018, the Company recorded an impairment loss in the amount of $355,000 due to the Company’s belief that the value of the land is nominal as a result of ongoing remediation efforts and no active market for sale of such land.

9

Income taxes

For the year ended December 31, 2018, the income tax expense related to continuing operations of $40,000 substantially represents state minimum income taxes.

For the year ended December 31, 2017, the income tax benefit related to continuing operations of $96,000 represents a deferred income tax benefit of $148,000, due to a change in the valuation allowance related to the Company’s alternative minimum tax (“AMT”) credit carryforward, net of $52,000 of state minimum income taxes.

The sale of Winthrop on July 17, 2018, which resulted in a gain of approximately $1,200,000, had no impact on income tax expense. Due to differences in basis for tax purposes and financial reporting purposes, the sale resulted in a tax loss of approximately $2,000,000.

As a result of legislation commonly referred to as The Tax Cuts and Jobs Act (the "Act"), enacted in December 2017, the Company’s AMT credit carryforward of $148,000 was determined to be more likely than not to be realized. The valuation allowance was reduced during the year ended December 31, 2017, related to the AMT credit carryforward, resulting in a deferred income tax benefit of $148,000.

With the exception of the deferred tax asset related to the AMT credit carryforward, the Company recorded a full valuation allowance against its net deferred tax assets. Due to a full valuation allowance to offset deferred tax assets related to net operating loss carryforwards attributable to the loss, no tax benefit has been recorded in relation to the pre-tax loss from continuing operations for the years ended December 31, 2018 and December 31, 2017.

Financial condition, liquidity and capital resources

Liquidity and Capital Resources

At December 31, 2018, the Company had cash and cash equivalents totaling $6,163,000, which it intends to use to acquire interests in one or more operating businesses, to fund the Company’s general and administrative expenses, and the directors will also consider alternatives for distributing some or all of its cash and cash equivalents to stockholders.  The Company believes that its working capital is sufficient to support its operating requirements through March 31, 2020. The Company received $6,000,000 from Winthrop in cash as well as $173,000 for repayment of the intercompany balance between the Company and Winthrop on July 17, 2018 as a result of the Sale (see Note 2 to the Consolidated Financial Statements).

The increase in cash and cash equivalents of $562,000 for the year ended December 31, 2018 was the result of $1,921,000 used in operating activities, offset by net cash provided by investing activities of $2,483,000 including $5,448,000 from the sale of Winthrop and its operating activity through the date of sale.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk.

Not required.

10

Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Index to the Consolidated Financial Statements

Financial Statements of Wright Investors’ Service Holdings, Inc.

11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Wright Investors' Service Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wright Investors' Service Holdings, Inc. (the "Company") as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2004.

EISNERAMPER LLP

New York, New York

March 29, 2019

12

WRIGHT INVESTORS' SERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,
	2018	2017
Expenses
Compensation and benefits	$801	$468
Impairment of undeveloped land	355	-
Other operating	1,398	1,306
	2,554	1,774

Operating loss from continuing operations	(2,554)	(1,774)
Interest income and other, net	67	9
Loss from continuing operations before income taxes	(2,487)	(1,765)
Income tax (expense) benefit	(40)	96
Net loss from continuing operations	(2,527)	(1,669)
Income from discontinued operations, net of tax	810	379
Net loss	$(1,717)	$(1,290)

Basic and diluted income (loss) per share
Continuing operations per share	$(0.13)	$(0.09)
Discontinuing operations per share	0.04	0.02
Net loss per share	$(0.09)	$(0.07)

See accompanying notes to consolidated financial statements.

13

WRIGHT INVESTORS' SERVICE HOLDINGS, INC.

 CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$6,163	$5,601
Investments in U.S. Treasury Bills	2,980	-
Assets held for sale	-	1,029
Income tax receivable	51	-
Prepaid expenses and other current assets	146	127
Total current assets	9,340	6,757

Assets held for sale, non-current portion	-	5,132
Deferred tax asset	74	148
Investment in undeveloped land	-	355
Other assets	58	58
Total assets	$9,472	$12,450

Liabilities and stockholders’ equity
Current liabilities
Liabilities held for sale	$-	$783
Accounts payable and accrued expenses	204	158
Income taxes payable	-	18
Total current liabilities	204	959

Liabilities held for sale, non-current portion	-	467
Total liabilities	204	1,426

Stockholders’ equity
Preferred stock, par value $0.01 per share, authorized 10,000,000 shares; none issued
Common stock, par value $0.01 per share, authorized 30,000,000 shares; issued 20,462,462 in 2018 and 19,962,014 in 2017; outstanding 19,647,243 in 2018 and 19,135,094 in 2017	204	199

Additional paid-in capital	34,046	33,933

Accumulated deficit	(23,283)	(21,409)

Treasury stock, at cost (815,219 in 2018 and 2017)	(1,699)	(1,699)
Total stockholders' equity	9,268	11,024
Total liabilities and stockholders’ equity	$9,472	$12,450

See accompanying notes to consolidated financial statements.

14

WRIGHT INVESTORS' SERVICE HOLDINGS, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities

Net loss	$(1,717)	$(1,290)
Adjustments to reconcile net loss to cash used in operating activities:
Equity based compensation, including issuance of stock to directors	117	218
Gain on sale of Winthrop, net of transaction costs	(664)	-
Impairment loss on undeveloped land	355	-
Change in unrealized appreciation on investments in U.S. Treasury Bills	(15)	-
Changes in other operating items:
Assets, net of liabilities held for sale	-	(15)
Deferred tax asset	74	(148)
Income taxes receivable/payable	(69)	(7)
Prepaid expenses and other current assets	(19)	25
Accounts payable and accrued expenses	17	10
Net cash used in operating activities	(1,921)	(1,207)

Cash flows from investing activities
Investments in Treasury Bills	(2,965)	-
Proceeds from sale of Winthrop, net of transaction costs	5,448	-
Net cash provided by investing activities	2,483	-

Net increase (decrease) in cash and cash equivalents	562	(1,207)
Cash and cash equivalents at the beginning of the year	5,601	6,808
Cash and cash equivalents at the end of the year	$6,163	$5,601

Supplemental disclosures of cash flow information
Net cash paid during the year for Income taxes	$35	$59

See accompanying notes to consolidated financial statements.

15

WRIGHT INVESTORS' SERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2018 AND 2017

(in thousands, except share data)

						Total
			Additional		Treasury	stock-
	Common stock (Issued)		paid -in	Accumulated	stock, at	holders
	shares	amount	capital	deficit	cost	equity

Balance at December 31, 2016	19,830,219	198	33,716	(20,119)	(1,699)	12,096
Net loss				(1,290)		(1,290)
Equity based compensation expense	-	-	108	-	-	108
Issuance of common stock to directors	131,795	1	109			110
Balance at December 31, 2017	19,962,014	199	33,933	(21,409)	(1,699)	11,024
ASC 606 cumulative adjustment	-	-	-	(157)	-	(157)
Adjusted balance at January 1, 2018	19,962,014	199	33,933	(21,566)	(1,699)	10,867
Net loss	-	-	-	(1,717)	-	(1,717)
Equity based compensation expense	-	-	16	-	-	16
Issuance of vested restricted shares	200,000	2	-	-	-	2
Issuance of common stock to directors	300,448	3	97	-	-	100
Balance at December 31, 2018	20,462,462	204	34,046	(23,283)	(1,699)	9,268

See accompanying notes to consolidated financial statements.

16

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Notes to Consolidated Financial Statements

1.	Description of activities

On April 11, 2018, Wright Investors’ Service Holdings, Inc. a Delaware corporation (“the Company), Khandwala Capital Management, Inc., a Connecticut corporation (“Purchaser”), and Amit S. Khandwala (“ASK”) entered into a Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, upon the terms and subject to the satisfaction or waiver of the conditions therein, the Company sold (the “Sale”), all of the issued and outstanding stock of the Company’s wholly-owned subsidiary, The Winthrop Corporation (“Winthrop”).

Winthrop through the completion of the Sale was a wholly- owned subsidiary of the Company, and through its wholly-owned subsidiaries Wright Investors’ Service, Inc. (“Wright”), Wright Investors’ Service Distributors, Inc. (“WISDI”) and Wright’s wholly-owned subsidiary, Wright Private Asset Management, LLC (“WPAM”) (collectively, the “Wright Companies”), offered investment management services, financial advisory services and investment research to large and small investors, both taxable and tax exempt. WISDI is a registered broker dealer with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Securities and Exchange Commission.

The Sale was approved by the Company’s stockholders on July 16, 2018 at the annual stockholders meeting, and the Sale was completed on July 17, 2018. The Company received $6,000,000 in cash as well as $173,000 from Winthrop for repayment of the intercompany balance between the Company and Winthrop on July 17, 2018. The Company recognized a gain of $1,200,000 before transaction expenses in year ended December 31, 2018. Included in the Consolidated Statement of Operations for the year ended December 31, 2018, and included in Income from discontinued operations, is $552,000 of transaction costs related to the Agreement, which are comprised of legal and consulting costs.

Continuing as a public company after the Sale, we intend to evaluate and explore all available strategic options. We will continue to work to maximize stockholder value. Such strategic options may include acquisition of an investment advisory business, acquisition of a financial services business, creating partnerships or joint ventures for those or other businesses and investing in other businesses that provide attractive opportunities for growth. The directors will also consider alternatives for distributing some or all of its cash and cash equivalents. Until such time as a decision is made as to how the proceeds from the Sale and other liquid assets of the Company are so deployed, we intend to invest the proceeds of the Sale and our other liquid assets in high-grade, short- term investments (such as cash and cash equivalents) consistent with the preservation of principal, maintenance of liquidity and avoidance of speculation.

Immediately following consummation of the Sale, the Company has no or nominal operations. As a result, we are a “shell company”, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a shell company, our stockholders will be unable to utilize Rule 144 of the Securities Act, or Rule 144 to sell “restricted stock” as defined in Rule 144 or otherwise use Rule 144 to sell stock of the Company, and we would be ineligible to utilize registration statements on Form S-3 or Form S-8 for so long as we remain a shell company and for 12 months thereafter. Among other things, as a consequence, the offering, issuance and sale of our securities is likely to be more expensive and time consuming and may make our securities less attractive to investors. See Risk Factors “The Company is a shell company under the federal securities laws.”

The Company is not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), a company may fall within the scope of being an “inadvertent investment company” under section 3(a)(1)(C) of such Act if the value of its investment securities (as defined in the Investment Company Act) is more than 40% of its total assets (exclusive of government securities and cash and certain cash equivalents).

See “Risk Factors “The Company may be classified as an inadvertent investment company if we acquire investment securities in excess of 40% of our total assets” and “The Company is a shell company under the federal securities laws.”

17

2.	Discontinued operation

Winthrop’s results of operations through July 16, 2018 are included in the Company’s results of operations for the year ended December 31, 2018 and have been accounted for as a discontinued operation in the accompanying Consolidated Statement of Operations. Its results of operations for the year ended December 31, 2017 have been reclassified as discontinued operations to be consistent with the current period’s presentation. Assets and liabilities of Winthrop in the accompanying Consolidated Balance Sheet as of December 31, 2017 have been reclassified to present the assets and liabilities of Winthrop separately as held for sale.

At December 31, 2017, Winthrop’s assets and liabilities held for sale were as follows (in thousands):

December 31,
2017

Assets
Current assets
Cash and cash equivalents	$417
Accounts receivable	308
Prepaid expenses and other current assets	304

Total current assets	1,029

Property and equipment, net	100
Intangible assets, net	1,618
Goodwill	3,364
Other assets	50
Total assets held for sale	$6,161

Liabilities
Current liabilities
Accounts payable and accrued expenses	$(587)
Deferred revenue	(6)
Current portion of officer’s retirement bonus liability	(190)
Total current liabilities	(783)

Officers retirement bonus liability, net of current portion	(467)
Total liabilities held for sale	(1,250)
Net assets held for sale	$4,911

Intangibles and goodwill relate to acquisition of Winthrop in 2012.

Revenue recognition from contracts with customers related to discontinued operation

Revenue from investment advisory services and investment management services were recognized over the period in which the service was performed.  Accordingly, the amount of such revenue billed as of the balance sheet date relating to periods after the balance sheet date were accounted for as deferred revenue.  Revenue from research reports was recognized monthly upon the receipt of payment from the third-party industry distributors.

18

In May 2014, the FASB issued ASU 2014-09, Revenues from Contracts with Customers (Topic 606) (“ASU 2014-09”), as subsequently amended, that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most recent revenue recognition guidance, including industry-specific guidance.  The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  This standard is effective for public companies for years ending after December 15, 2017, with early adoption permitted.

The Company adopted the new standard on January 1, 2018, using the modified retrospective method, which provides for a cumulative effect adjustment in the amount of $157,000 to beginning 2018 accumulated deficit and to opening Accounts receivable for the revenue related to the recognition of financial research data and sub advisor fees. The revenue for the year ended December 31, 2018 if recorded under the previous accounting guidance, was not materially different from the revenue recognized upon the adoption of ASC 606 on January 1, 2018.

For the year ended December 31, 2018 and 2017 the components of income from discontinued operation were as follows (in thousands):

	Years Ended December 31,
	2018	2017
Revenues
Investment management services	$1,237	$2,213
Other investment advisory services	1,165	2,387
Financial research and related data	485	812
	2,887	5,412
Expenses
Compensation and benefits	1,371	2,845
Other operating	1,332	2,083
	2,703	4,928

Interest expense and other loss, net	(38)	(105)

Income from discontinued operation	$146	$379

19

Income from discontinued operation for the year ended December 31, 2018 is as follows:

Years Ended December 31,

Net assets held for sale at July 16, 2018	$(4,957)
Selling price, as adjusted	6,173
Transaction costs	(552)
Income from discontinued operation	146
Income from discontinued operation	$810

 Winthrop provided three distinct services for which it recognized revenue while owned by the Company:

Investment management services

Winthrop earned revenue primarily by charging fees based upon Assets Under Management (“AUM”). Its offerings included investment management solutions utilizing individual securities or mutual funds.

Winthrop charged a fee for its services based on the Agreement, this was computed on the basis of the cash and market value of property deposited in the account at the time the client's account was established. Revenue was recognized based on the market value of the assets under management at end of the preceding quarter at a pre-established rate, per contract.

Other investment advisory revenue as defined, was generated by fees from services provided to Bank Trust Departments and was recognized in the same manner as the Investment management services. Under ASC 606, Winthrop’s revenue recognition for all of its investment management contracts remained materially consistent with historical practice.

Financial research services:

Revenue from the sale of financial research information and related data was derived from the distribution of investment research directly and through several third parties who act as distributors of such research content. The distribution through third parties was Winthrop’s main source of revenue for financial research services. The fees paid by the end client were divided between Winthrop and the distributor, primarily Thomson Reuters.

Upon adoption of ASC 606, Winthrop had changed its revenue recognition policy from estimating fees to be collected from third party distributors to recognizing revenue upon collection of fees from third party distributors when data was known. This change in revenue recognition for financial research and related data resulted in an adjustment of $135,000 recorded as an increase to opening Accumulated deficit and a decrease to opening Accounts receivable on January 1, 2018 for the revenue related to the last fiscal quarterly data that was not available as of the reporting date.

Sub-advisor Fee:

Winthrop provides investment services as a sub-advisor from the principal managers (primarily from three entities) and it was paid a quarterly fee by the corresponding principal managers. Upon adoption of ASC 606, the revenue recognition policy had been changed from Winthrop accruing revenue for this type of service on a monthly basis as reported by the sub advisor. This change in revenue recognition for sub-advisory fees resulted in Winthrop recording an adjustment to increase opening Accumulated deficit and a decrease to Accounts receivable in the amount of $22,000 on January 1, 2018.

Winthrop, through its subsidiaries, entered into formal, written agreements with its customers that had commercial substance and that meet the criteria to identify the contract based on the new revenue recognition guidance, inclusive of the identification of each party’s rights regarding the services to be transferred and payment terms for such services.

Performance Obligations are identified by determining whether they are:

•	Capable of being distinct: A service is distinct if the customer can benefit from the service on its own or together with other resources that are readily available to the customer and distinct within the context of the contract.
•	Distinct within the context of the contract: The seller’s promise to transfer the service to the customer is separately identifiable from other promises in the contract.

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1)	Investment management service:

The performance obligation related to the investment management of the client’s account (service) which was an obligation capable of being and distinct within the context of the contract. This represented a single performance obligation that was continuously provided over the contract period.

The Company considered that recognizing revenue over time best represents the transfer of control to the customer for management investment activities. Winthrop considered that time elapsed (quarterly increments) to be the method that best represented the transfer of control to the customer for management investment activities.

2)	Financial research and related data:

For revenue related to internet and reselling subscriptions, the distinct performance obligation referred to the distribution of investment research directly and through several third parties who acted as distributors of such research content.

Winthrop acted as an agent in this arrangement because it did not control (ASC 606-10-25-25 – ability to direct the use of, and obtain substantially of the remaining benefits from, the service) the specified service before it was transferred to a customer and such customer was a party to the executed service provider agreement and held the rights to engage and direct the services of the third-party service provider. Per ASC 606-10-55-38, Winthrop recognized revenue based on the net amount of consideration it expected to be entitled to for providing the service. As mentioned, since Winthrop could not estimate the amount or the timing of when control is transferred to the customer’s and thus, it was not probable that a significant reversal in the amount of cumulative revenue recognized did not occur when the number of customers that are using the research in a given period and revenue split for the given period is subsequently reported. As such, revenue was recognized based on the revenue split for the sales activity received from the various entities.

3)	Sub-advisor fee:

The performance obligation related to the investment management of the Investment Manager’s client’s account (service) which was an obligation capable of being and distinct within the context of the contract between Winthrop and the Investment Manager. This represented a single performance obligation that was continuously provided over the contract period.

Winthrop acted as an agent in this arrangement because it did not control (ASC 606-10-25-25 – ability to direct the use of, and obtain substantially of the remaining benefits from, the service) the specified service before it was transferred to a customer and such customer was a party to the executed service provider agreement and held the rights to engage and direct the services of the client. Per ASC 606-10-55-38, Winthrop recognized revenue based on the net amount of consideration it expected to be entitled to for providing the service. As mentioned, since Winthrop could not estimate the revenue amount, it was not probable that a significant reversal in the amount of cumulative revenue recognized did not occur when the Investment Manager’s client pays the fee (“IM Fee”) for the given period and such fee is subsequently reported to Winthrop. As such, revenue was recognized based on the revenue split for the IM Fee reported by the Investment Manager.

Additionally, it should be noted that contracts between Winthrop and its customers did not include performance-based fees, and there were no costs capitalized attributable to obtaining new customer contracts.

The services provided by Winthrop were satisfied over time because the customer simultaneously received and consumed the benefits provided by Winthrop as the services were being performed.

3.	Summary of significant accounting policies

Principles of consolidation.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.

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Cash and cash equivalents

Cash equivalents represent short-term, highly liquid investments, which are readily convertible to cash and have maturities of three months or less at time of purchase.  Cash equivalents, which are carried at cost plus accrued interest, which approximates fair value, consist of an investment in a money market fund and investments in treasury bills that amounted to approximately $6,163,000, and $5,601,000 at December 31, 2018 and 2017, respectively.

Cash equivalents are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices in active markets.

Investment Valuation

The Company carries its investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets or liabilities.

As of December 31, 2018, the Company has investments of $2,980,000 in U.S. government securities. U.S. government securities are valued using a model that incorporates market observable data, such as reported sales of similar securities, broker quotes, yields, bids, offers, and reference data. Certain securities are valued principally using dealer quotations. U.S. government securities are categorized in Level 2 of the fair value hierarchy, depending on the inputs used and market activity levels for specific securities.

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Investment in undeveloped land

The Company owns certain non-strategic assets, including an investment in land and certain flowage rights in undeveloped property (the “properties”) primarily located Killingly, Connecticut. As shown in the Consolidated Balance Sheet as at December 31, 2017, the properties were valued at $355,000 based on an independent valuation. Due to ongoing remediation efforts and no active market to sell the properties, as of December 31, 2018, the Company believes the value of the properties is nominal and as such recorded an impairment loss of $355,000.

Basic and diluted loss per share

Basic and diluted loss per share for the years ended December 31, 2018 and 2017, respectively, is calculated based on 19,510,985 and 19,216,000 weighted average outstanding shares of common stock including common shares underlying vested restricted stock units (“RSUs”). Options for 550,000 shares of common stock in 2018 and 2017, respectively, and unvested RSUs for 66,000 shares of common stock in 2017 were not included in the diluted computation as their effect would be anti-dilutive since the Company has losses from operations for both years. There were no unvested RSUs as of December 31, 2018.

Employees’ stock-based compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is generally the vesting period. See Note 9.

Income taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to carryforwards and to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The accounting for uncertain tax positions guidance requires that the Company recognize the financial statement benefit of a tax position only after determining that the Company would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest and penalties on uncertain tax positions as interest and other expenses, respectively.  The Company has no income taxes at December 31, 2018 and 2017.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments. Investments in cash and money market funds are insured up to $250,000 per depositor, per insured bank. Investments in treasury bills are insured up to $500,000. A substantial portion of the Company's investments in cash, money market accounts and treasury bills are in excess of these limits.

Property and equipment

Property and equipment are carried at cost, net of allowance for depreciation. Depreciation is provided on a straight-line basis over estimated useful lives of 3 to 7 years for equipment and furniture.

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4.	Adoption of new accounting guidance

In March 2016, the FASB issued ASU 2016-09, “Compensation- Stock Compensation (Topic 718):  Improvements to Employee Share Based Payment Accounting.”  ASU 2016-09 simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classifications in the statement of cash flows.  ASU 2016-09 is effective for the fiscal years beginning after December 15, 2016 and interim periods within those fiscal years.  During 2017, the Company has adopted ASU 2016-09 which did not have any impact in the Company’s financial statements.  In accordance with ASU 2016-09, the Company has made the accounting policy election to continue to estimate forfeitures based upon historical occurrences. The Company has adopted this standard on January 1, 2018, which did not have a material impact on the consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.  The ASU generally requires companies to measure investments in equity securities, except those accounted for under the equity method, at fair value and recognize any changes in fair value in net income. The new guidance must be applied using a modified-retrospective approach and is effective for periods beginning after December 15, 2017 and early adoption is not permitted.   The Company has adopted this standard on January 1, 2018, which did not have a material impact on the consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Compensation – Stock Compensation (Topic 708) Scope of Modification Accounting” which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Adoption of the Standard is required for annual and interim periods beginning after December 15, 2017 with the amendments in the update applied prospectively to an award modified on or after the adoption date. Early adoption is permitted. The Company has adopted this standard on January 1, 2017, which did not have a material impact on the consolidated financial statements.

5.	Accounting guidance not yet adopted

In February 2016, the FASB established ASC Topic 842, Leases (Topic 842), by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations. Lease expense is recognized based on an effective interest method for finance leases, and on a straight-line basis over the term of the lease for operating leases. The new guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. We will adopt the new standard on January 1, 2019.

The new standard provides a number of optional practical expedients in transition. We will elect the ‘package of practical expedients’, which permit us not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. We do not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to us.

The new standard will not have a material effect on our financial statements. The most significant effects of adoption relate to (1) the recognition of new ROU assets and lease liabilities on its balance sheet for real estate operating leases; and (2) providing significant new disclosures about its leasing activities.

Upon adoption, we will recognize operating lease liabilities of approximately $200,000 based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases. We expect to recognize corresponding ROU assets of approximately $200,000 based on the operating lease liabilities. For information about the Company’s future lease commitments as of December 31, 2018, see Note 11 - Commitments, Contingencies, and Other.

In January 2017, FASB issued ASU 2017-04, “Intangibles- Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates the second step of the previous FASB guidance for testing goodwill for impairment and is intended to reduce cost and complexity of goodwill impairment testing.  The standard is effective for periods beginning after December 15, 2019 for both interim and annual periods.  Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.  The Company is currently assessing the impact that the adoption of ASU 2017-04 will have on its financial statements.

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6.	Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following (in thousands):

	December 31,
	2018	2017

Accrued professional fees	$76	$42
Other	128	116
Total	$204	$158

7.	Income taxes

The components of income tax expense (benefit) are as follows (in thousands):

	Year Ended December 31,
	2018	2017
Current
Federal	$(74)	$-
State and local	40	52
Total current	(34)	52

Deferred
Federal	$74	$(148)
State and local	-	-
Total deferred	$74	$(148)

Total income tax expense (benefit)	$40	$(96)

For the year ended December 31, 2018, the current income tax benefit related to operations represents a refundable alternative minimum tax credit net of minimum state income taxes. For the year ended December 31, 2017, current income tax expense related to operations substantially represents minimum state income taxes. For the years ended December 31, 2018 and 2017, deferred income tax expense / (benefit) represents a reduction of the valuation allowance due to a change in tax law permitting alternative minimum tax credits to be refundable and a subsequent utilization of the alternative minimum tax credit carryforward.

The difference between the benefit for income taxes computed at the statutory rate and the reported amount of tax expense (benefit) from operations is as follows:

	Year ended December 31,
	2018	2017
Federal income tax rate	(21.0)%	(34.0)%
State income tax (net of federal effect)	(15.7)	6.8
Change in valuation allowance	82.4	(251.5)
Deferred tax asset write-down	-	73.2
Sale of Winthrop	(46.5)	-
Non-deductible expenses	3.7	0.6
Impact of tax law change on deferred tax assets and liabilities	-	198.0
Effective tax rate	2.9%	(6.9)%

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The deferred tax assets and liabilities are summarized as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$5,608	$6,356
Capital loss carryforwards	576	-
Equity-based compensation	111	107
Tax credit carryforwards	74	148
Accrued compensation	-	180
Accrued liabilities & other	6	157
Gross deferred tax assets	6,375	6,948
Less: valuation allowance	(6,301)	(6,365)
Deferred tax assets after valuation allowance	74	583

Deferred tax liabilities:
Intangible assets	-	(435)
Deferred tax liabilities	-	(435)
Net Deferred tax assets	$74	148

The sale of Winthrop on July 17, 2018, which resulted in a gain of approximately $1,200,000, had no impact on income tax expense. Due to differences in basis for tax purposes and financial reporting purposes, the sale is expected to result in a tax loss of approximately $2,000,000.

Legislation commonly referred to as the Tax Cuts and Jobs Act (the "Act") was enacted in December 2017. Among other things, the Act reduces the U.S. federal corporate tax rate from 35 percent to 21 percent, eliminates the alternative minimum tax (“AMT”) for corporations, and provides that AMT credit carryforwards are refundable over a period of time beginning with the Company’s 2018 tax year. The reduction of the corporate tax rate resulted in a write-down of the Company’s net deferred tax assets of approximately $2,700,000, and a corresponding write-down of the valuation allowance. The Company recognized a deferred income tax benefit of $148,000 for the year ended December 31, 2017 due to a reduction of the valuation allowance related to the AMT credit carryforward. As a result of the Act, the AMT credit carryforward is determined to be more likely than not to be realized.

A valuation allowance is provided when it is more likely than not that some portion of deferred tax assets will not be realized. The valuation allowance decreased by approximately $64,000 and $3,486,000 respectively, during the years ended December 31, 2018 and 2017. The decrease in the valuation allowance during the year ended December 31, 2018 was mainly due to the sale of Winthrop net of increases to the net operating loss carryforward and other deferred tax assets. The decrease in the valuation allowance during the year ended December 31, 2017 was mainly due to a change in the corporate income tax rate per the Act.

The Company files a consolidated federal tax return with its subsidiaries. As of December 31, 2018, the Company has a federal net operating loss carryforward of approximately $20,100,000, of which $17,900,000 which expires from 2031 through 2037, and $2,200,000 does not expire. The Company also has various state and local net operating loss carryforwards totaling approximately $23,100,000, which expire between 2019 and 2038, and a capital loss carryforward of approximately $2,100,000, which expires between 2021 and 2024. Federal and state net operating loss carryforwards were reduced during the year ended December 31, 2018 by approximately $3,400,000 and $10,800,000, respectively, due to the sale of Winthrop.

8.	Capital Stock

The Company’s Board of Directors, without any vote or action by the holders of common stock, is authorized to issue preferred stock from time to time in one or more series and to determine the number of shares and to fix the powers, designations, preferences and relative, participating, optional or other special rights of any series of preferred stock.

The Board of Directors authorized the Company to repurchase up to 5,000,000 outstanding shares of common stock from time to time either in open market or privately negotiated transactions. At December 31, 2018, the Company had repurchased 2,041,971 shares of its common stock and a total of 2,958,029 of the authorization shares, remained available for repurchase at December 31, 2018.

During the year ended December 31, 2018, the Company issued 300,448 shares of Company common stock to the independent directors of the Company, in payment of amounts due to them at December 31, 2017 and 2018 for quarterly directors fees.  The aggregate value of the shares of Company common stock issued was $128,125, or $25,625 for each period. The equity compensation awards were issued pursuant to the exemption from the registration requirements of Section 5 of the Securities Act of 1933 (“1933 Act”) provided by Section 4(a)(2) of the 1933 Act.

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9.	Incentive stock plans and stock-based compensation

Common stock options

The Company adopted a stock-based compensation plan for employees and non-employee members of its Board of Directors in November 2003 (the “2003 Plan”), and the National Patent Development Corporation 2007 Incentive Stock Plan in December 2007 (the “2007 NPDC Plan”).  The periods during which additional awards may be granted under the plans have expired and no further awards may be granted under any of these plans after December 20, 2017. As a consequence, any equity compensation awards issued after that time will be on terms determined by the Board of Directors or the Compensation Committee of the Board of Directors and pursuant to exemptions from the registration requirements of the securities laws.

The Company recorded compensation expense of $100 and $300 for the years ended December 31, 2018 and 2017, respectively, under these plans.

The Company issued 100,000 options to a consultant on March 28, 2016 which vest equally over 3 years and are subject to post vesting restrictions for sale for three years with an exercise price of $1.29, which price was equal to the market value at the date of the grant. The grant-date fair value of the options was $0.50 which was estimated on the date of grant using the Black-Scholes option pricing model using the following assumptions:

Dividend yield	0%

Expected volatility	48.24%

Risk-free interest rate	1.21%

Expected life (in years)	4

The fair value of the options granted on March 28, 2016 were reduced by an 8% discount for post vesting restrictions.

As of December 31, 2018, the unrecognized compensation expense related to non-vested options was $100.

As of December 31, 2018, there were outstanding options to acquire 550,000 common shares, 516,666 of which were vested and exercisable, having a weighted average exercise price of $1.35 per share, a weighted average contractual term of 2 years and zero aggregate intrinsic value. During 2018, there were no grants, forfeitures or options exercised.

As of December 31, 2017, there were outstanding options to acquire 550,000 common shares under the 2007 NPDC Plan, 483,333 of which were vested and exercisable, having a weighted average exercise price of $1.35 per share, a weighted average contractual term of 3 years and zero aggregate intrinsic value. During 2017, 2,800,000 options expired, without being exercised, with a weighted exercise price of $2.46 per share.

Restricted stock units

On January 19, 2015 and March 31, 2015, 100,000 restricted stock units (“RSUs”) were issued on each date to two newly appointed directors of the Company.  The RSUs vested equally over 3 years.  The RSUs are valued based on the closing price of the Company’s common stock on January 19, 2015 and March 31, 2015 of $1.70 and $1.85, respectively, less an average discount of 8% for post-vesting restrictions on sale until the three-year anniversary of the grant date, or an average price per share of $1.56 and $1.70, respectively.  The Company recorded compensation expense of $16,000 for the year ended December 31, 2018 and $110,000 for the year ended December 31, 2017 related to these RSUs. At December 31, 2018, the RSU’s were fully vested and the related 200,000 shares of the Company’s common stock was issued during the year ended December 31, 2018.

10.	Retirement plans

The Company maintained a 401(k) Savings Plan (the “Plan”), for full time employees who have completed at least one hour of service coincident with the first day of each month.  The Plan permitted pre-tax contributions by participants and did not match the participant’s contributions. The Plan was terminated in December 2018.

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11.	Commitments, Contingencies, and Other

a)	In August 2014, the Company entered into a five-year sublease in Greenwich, Connecticut for 10,000 square feet. At December 31, 2018, annual future rent for the Greenwich space, which expires on September 30, 2019 aggregated to approximately $196,000, payable through September 30, 2019. Rent expense charged to continued operations related to the facilities aggregated $144,000 and $89,000 in 2018 and 2017, respectively. The rent expense in 2018 and 2017 included deferred rent of $22,000 and $44,000, respectively, due to straight lining the amounts payable over the lease term commencing in August 2014 upon the Company gaining access to the premises.

b)	The Company owns certain non-strategic assets which includes an investment in land and certain flowage rights in undeveloped property (the “properties”) primarily located Killingly, Connecticut. As shown in the Consolidated Balance Sheet as at December 31, 2017, the properties were valued at $355,000 based on an independent valuation. Due to ongoing remediation efforts and no active market to sell the properties, the Company believes the value of the properties is nominal and as such recorded an impairment loss of $355,000. As of December 31, 2018, the properties are shown in the Consolidated Balance Sheet at $0 amount after recording an impairment loss of $355,000.

c)	On September 26, 2014, the Connecticut Department of Energy and Environmental Protection (“DEEP”) issued two Orders requiring the investigation and repair of two dams in which the Company and its subsidiaries have certain ownership interests. The first Order required that the Company investigate and make specified repairs to the ACME Pond Dam located in Killingly, Connecticut. The second Order, as subsequently revised by DEEP on October 10, 2014, required that the Company investigate and make specified repairs to the Killingly Pond Dam located in Killingly, Connecticut. The Company administratively appealed and contested the allegations in both Orders. On July 27, 2017, the Company entered into a Consent Order with the DEEP relative to Killingly Pond Dam. The Killingly Pond Consent Order requires the Company to continue to perform routine maintenance and administrative procedures consistent with DEEP’s Dam Safety regulations, the cost of which is not material to the Company’s financial position or results of operations. On July 27, 2018, the Company entered into a Consent Order with the DEEP relative to Acme Pond Dam. The Acme Pond Dam Consent Order requires the Company to investigate and recommend repairs to Acme Pond Dam. Based up on the work performed by the Company’s retained consulting engineering firm, the Company submitted its recommended action plan (the “action plan”) for Acme Pond Dam pursuant to the Consent Order on November 30, 2017 and such recommended action plan remains under review by the DEEP as of the current date. The estimated cost of work to be performed under the action plan developed by the Company’s retained consulting engineering firm was $90,000 and such amount has been recorded as a liability in the accompanying Consolidated Balance Sheet as of December 31, 2018. It cannot be determined at this time whether such action plan may be ultimately accepted as is, revised or otherwise changed between the Company and the DEEP and, as such, the $90,000 provision currently provided may change based upon a final resolution of this matter.

12.	Related party transactions

A subsidiary of Winthrop acted as an investment advisor, its subsidiary acted as a principal underwriter and one officer of Winthrop was also an officer for a family of mutual funds from which investment management and distribution fees are earned based on the net asset values of the respective funds.   Such fees, which are included in Income from discontinued operation in the Consolidated Statements of Operations (see Note 2), amounted to $81,000 and $403,000 for the years ended December 31, 2018 and December 31, 2017, respectively.

On April 2, 2018, the Boards of Trustees of The Wright Managed Equity Trust and The Wright Managed Income Trust (the “Trusts”) issued a press release announcing that they had voted to liquidate and terminate each of the Wright Selected Blue Chip Equities Fund (WSBEX), the Wright Major Blue Chip Equities Fund (WQCEX), the Wright International Blue Chip Equities Fund (WIBCX) and the Wright Current Income Fund (WCIFX) (the “Funds”) effective on or about April 30, 2018 (the “Liquidation Date”). Based upon a recommendation of the Funds’ investment adviser, Wright, the Boards approved the liquidation of the Funds. The liquidation of the Funds did not have a material adverse impact on the Company’s business operations, financial condition, or results of operations.

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Item 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.  Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended.  Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of December 31, 2018 were effective.

The Company’s Chief Executive Officer and Chief Financial Officer have also concluded that there have not been any changes in the Company’s internal control over financial reporting during the quarter ended December 31, 2018 that have materially affected or are reasonably likely to materially effect, the Company’s internal control over financial reporting.

(b) Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Exchange Act Rule 13a-15(f).  Our internal control processes and procedures are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements in accordance with United States generally accepted accounting principles.  Our internal control over financial reporting includes those policies and procedures that reasonably allow us to record, process, summarize, and report information and financial data within prescribed time periods and in accordance with Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of internal control over financial reporting as of December 31, 2018 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013) (“COSO Framework”).  Based upon our evaluation, we concluded that our internal control over financial reporting was effective as of December 31, 2018.

 This annual report does not include an attestation report of the Company's registered public accounting firm regarding internal control over financial reporting.  Management's report was not subject to attestation by the Company's registered public accounting firm pursuant to rules of the SEC that permit the Company to provide only management's report in this annual report.

Item 9B.    Other Information

None

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PART III

Item 10.  Directors, Executive Officers and Corporate Governance.

The information required by this item is incorporated by reference to the Company’s definitive proxy statement to be filed pursuant to Regulation 14A within 120 days after the Company’s fiscal year end of December 31, 2018 for its annual stockholders’ meeting for 2019 (the “Proxy Statement”) under the captions “Directors and Executive Officers”, “Corporate Governance”, “Compliance with Section 16(a) of the Exchange Act”, “Code of Ethics” and “Audit Committee.”

Item 11.  Executive Compensation.

The information required by this item is incorporated by reference to the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders under the caption “Executive Compensation.”

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Additional information required by this item is incorporated by reference to the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders under the caption “Stock Ownership of Management and Principal Stockholders”.

Item 13.  Certain Relationships and Related Transactions, and Director Independence.

This information required by this item is incorporated by reference to the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders under the captions “Certain Transactions with Management” and “Director Independence”.

Item 14.  Principal Accounting Fees and Services.

The information regarding principal accountant fees and services and the Company’s pre-approval policies and procedures for audit and non-audit services provided by the Company’s independent accountants is incorporated by reference to the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders under the caption “Principal Accountant Fees and Services.”

Item 15.  Exhibits, Financial Statement Schedules

(a)(1)      The following financial statements are included in Part II, Item 7. Financial Statements and Supplementary Data:

(a)(2)	Schedules have been omitted because they are not required or are not applicable, or the required information has been included in the financial statements or the notes thereto.

30

(a)(3)	See accompanying Index to Exhibits.

EXHIBITS

3(i)		Articles of Incorporation. Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form S-1, Registration No. 333-118568.

3(ii)		Bylaws. Incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form S-1, Registration No. 333-118568.

4.1		Form of certificate representing shares of common stock, par value $0.01 per share. Incorporated herein by reference to Exhibit 4.1 of the Registrant’s Form S-1, Registration No. 333-118568.

10.1		Form of Restricted Stock Unit Agreement. Incorporated herein by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed on December 22, 2012.

10.2		Sublease between Coldwell Banker Real Estate Services LLC (sublessor) And Wright Investors’’ Service Holdings, Inc. (sublessee) At 177 West Putman Avenue, Greenwich Connecticut. Incorporated herein by reference to Exhibit 10.21 to the Registrant’s Form 10-Q for the quarter ended September 30, 2014 as filed on November 12, 2014.

10.3		Stock Purchase Agreement dated April 11,2018 by and among Khandwala Capital Management, Inc. Amit S. Khandwala and Wright Investors’ Service Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, dated April 11, 2018)

14		Code of Business Conduct and Ethics for Chief Executive Officer and Senior Financial Officers of the Registrant and its subsidiaries. Incorporated herein by reference to Exhibit 14.1 to the Registrant’s Form 10-K for the year ended December 31, 2004 filed on April 15, 2005

21		Subsidiaries of the Registrant*

31.1	*	Certification of the principal executive officer of the Registrant, pursuant to Securities Exchange Act Rule 13a-14(a)

31.2	*	Certification of the principal financial officer of the Registrant, pursuant to Securities Exchange Act Rule 13a-14(a)

32	*	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, signed by the principal executive officer and the principal financial officer of the Registrant

101.INS		XBRL Instance Document

101.SCH		XBRL Taxonomy Extension Schema Document

101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF		XBRL Taxonomy Extension Definition Linkbase Document

101.LAB		XBRL Extension Labels Linkbase Document

101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document

_________________________________

 *Filed within

Item 16. Form 10-K Summary

None.

31

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC

Date: March 29, 2019	By:	/s/ HARVEY P. EISEN
		Name:	Harvey P. Eisen
		Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ HARVEY P. EISEN	Chairman, President and Chief Executive Officer	March 29, 2019
Harvey P. Eisen	(Principal Executive Officer)

/s/ HAROLD D. KAHN	Acting Chief Financial Officer and Acting Principal Accounting Officer	March 29, 2019
Harold D. Kahn	(Principal Financial Officer)

/s/ LAWRENCE G. SCHAFRAN	Director	March 29, 2019
Lawrence G. Schafran

/s/ DORT CAMERON III	Director	March 29, 2019
Dort Cameron III

32

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

(Mark One)

☒	ANNUAL REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

☐	TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to _______

Commission file Number: 000-50587

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4005439
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

177 West Putnam Avenue, Greenwich, CT 06830
(Address of Principal Executive Offices, including Zip Code)

(914) 242-5700
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:	None

Securities registered pursuant to Section 12(g) of the Act:	Common Stock, $0.01 Par Value
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐    No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐   No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically, if any, every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☒     No ☐

The aggregate market value of the registrant’s common stock held by non-affiliates of the registrant, computed by reference to the price at which the common stock was last sold, or the average bid and asked price of such common stock, as of the last business day of the registrant’s most recently completed second quarter, is $4,000,000.

As of April 15, 2019, 19,744,321 shares of the registrant’s common stock were outstanding.

EXPLANATORY NOTE

Wright Investors’ Service Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 10-K/A (this “Form 10-K/A”) pursuant to General Instruction G (3) to Form 10-K, which amends and supplements our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019 (the “2018 Form 10-K”).    This Form 10-K/A provides the information required to be disclosed in Part III, Items 10 through 14 and updates the information contained in Part IV, Item 15.  As a result of this amendment, the Company is filing as exhibits to this Form 10-K/A the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.  Because no financial statements are contained within this Form 10-K/A, the Company is not including certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Except for the amendments described above, this Form 10-K/A does not modify or update the disclosures in, or exhibits to, the 2018 Form 10-K.

i

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

 Set forth below are the names of, and certain biographical information regarding, the directors of the Company. The Board of Directors currently consists of three directors.

  Harvey P. Eisen , 76, has served as Chairman of the board of directors and Chief Executive Officer of the Company since June 2007 and also has served as its President since July 2007.  Mr. Eisen has served as a director of the Company since 2004.  Mr. Eisen has served as Chairman and Managing Member of Bedford Oak Advisors, LLC, an investment partnership (“Bedford Oak”), since 1998 and was Chairman and Director of GP Strategies Corporation, a global performance solutions provider (“GP Strategies”) from 2004 to 2018. Mr. Eisen has also served on the board of directors of VerifyMe, Inc., a provider of physical, cyber and biometric security solutions, since April 2018.

Mr. Eisen was previously Senior Vice President of Travelers, Inc. and held various executive positions with Primerica, SunAmerica Corp., and Integrated Resources Asset Management.  Mr. Eisen was president and portfolio manager of Eisen Capital Management for 10 years.  He began his career as an analyst with Stifel, Nicolaus & Co. and Wertheim.  Mr. Eisen has served on the Strategic Development Board for the Trulaske College of Business, University of Missouri since 1995 where he established the first accredited course on the Warren Buffett Principles of Investing. He also serves on the University’s Investment Advisory Committee. With over three decades of investment experience, he has been consulted by the national media for his expert views on all phases of the investment marketplace.

Mr. Eisen is qualified to serve on our board of directors and brings valuable insight to our board of directors as a result of his broad range of business skills and his financial literacy and expertise and executive and management leadership skills. Mr. Eisen developed these skills and expertise during his long and successful business career as Chairman and Managing Member of Bedford Oak, a Senior Vice President of Travelers and Primerica, as well as his service on other public company and institutional boards.

Lawrence G. Schafran, 80, is a private investor and has served as a director and chairman of the audit committee of the Company since 2006.  Mr. Schafran also serves as a director of Glasstech, Inc., a manufacturer and seller of glass bending and tempering systems. Mr. Schafran also served as director of other public and private companies, such as Cupcake Digital, Inc., a developer of mobile applications focusing on the children’s market until 2018 and VerifyMe, Inc., a provider of physical, cyber and biometric security solutions until 2018. He also served as a Managing Director of Providence Capital, Inc., an investment and advisory firm from March 2003 until December 2012.

Mr. Schafran is qualified to serve on our board of directors because of his extensive business skills and experiences and his financial literacy and expertise.  Mr. Schafran also possesses a broad range of experiences and skill garnered from the various leadership positions and from his service on other public company boards and committees.

Dort A. Cameron III, 74, is currently the managing member of Airlie Enterprises, LLC, a private consulting and principal investments company established in 1995 and has served as a director and chairman of the Compensation and Nominating and Corporate Governance Committee since February 2019. Mr. Cameron is also the President of the Cameron Family Foundation. Mr. Cameron was a principal of the Investment Manager, a managing director of the General Partner of the Investment Manager and Chief Investment Officer (portfolio manager) of the Airlie Opportunity Fund’s portfolio from 2003 through 2014. Mr. Cameron has over 30 years of investment banking, merchant banking, and investment management experience.

His experience encompasses institutional portfolio management, alternative and principal investing, fiduciary oversight, and significant private equity, high yield, and distressed transactions/situations. Mr. Cameron’s professional experience includes a position as the Chairman of the Board of Directors and a majority owner of Entex Information Services, Inc., a computer services company headquartered in Rye Brook, New York (“Entex”).  Mr. Cameron was also the General Partner of BMA Limited Partnership, a mezzanine private equity fund, which was the general partner of Investment Limited Partnership (“ILP”), which he co-founded in 1984 with Richard Rainwater of the Bass organization and managed through June of 1996.

Mr. Cameron has served as a member of the Board of Directors of First Marblehead Corporation, Greenwich Life Settlements, TLC Beatrice as well as Middlebury College, where he still currently serves, and the Rippowam Cisqua School.

Mr. Cameron’s is qualified to serve on our Board because of his senior management roles in investment banking, merchant banking, and investment management and his other professional experience, each of which have required him to balance the demands of clients, employees and investors.

1

Executive Officers Who Are Not a Director

Set forth below is the name of, and certain biographical information regarding executive officers of the Company who do not serve as directors of the Company.

Harold D. Kahn, 65, is the Acting Chief Financial Officer of the Company since March 2019. Mr. Kahn previously served as a consultant to the Company. Mr. Kahn has been the Managing Member of Vela Capital Advisors, LLC, an independent advisory consultancy since February 2007. Mr. Kahn has been a senior principal for several privately-held technology consulting and investment management firms.  Earlier in his career, he was a Partner at PricewaterhouseCoopers in New York and Tokyo. Mr. Kahn holds an AB in Economics from Stanford University.

Corporate Governance

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s Board of Directors and Nominating and Corporate Governance Committee actively review and evaluate the Company’s corporate governance practices. This review includes comparing the Board’s current governance policies and practices with those suggested by corporate governance authorities as well as the practices of other public companies of comparable size. The Board of Directors has adopted those corporate governance policies and practices that its evaluation suggests are the most appropriate for the Company.

Audit Committee

Our Audit Committee is currently composed of Lawrence G. Schafran and Dort A. Cameron III. The Board of Directors affirmatively determined that Mr. Schafran and Mr. Cameron are independent, in accordance with The Nasdaq Stock Market (“Nasdaq”) independence criteria and for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors determined that each of Messrs. Schafran and Cameron is able to read and understand financial statements and that each of Messrs. Schafran and Cameron has accounting or related financial management expertise in accordance with the applicable rules of Nasdaq. The Board of Directors also determined that each of Messrs. Schafran and Cameron, who serve as the Audit Committee financial experts, has the accounting or related financial management expertise necessary to be considered a “financial expert” under SEC rules.

The Audit Committee is responsible for maintaining free and open communications among itself, the independent registered public accounting firm and Company management. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity of the Company’s financial statements and the financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements,  the performance of the Company’s internal audit function and the engagement of the independent registered public accounting firm.

2

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s common stock with the SEC, and to furnish the Company with copies of all such reports. Based on a review of these filings, the Company believes that with respect to the most recently concluded fiscal year, all such reports were timely filed.

Code of Ethics

The Company has adopted a Code of Ethics for its principal executive officer, senior financial officers, including the principal financial officer and the principal accounting officer, and persons performing similar functions for its subsidiaries. If the Company makes any substantive amendment to the Code of Ethics or grants any waiver from a provision of the Code of Ethics for said executive officers, the Company will disclose the nature of such amendment or waiver in a filing on Form 8-K. The Code of Ethics was originally filed as Exhibit 14.1 to the Company’s Form 10-K for the year ended December 31, 2004, which was filed with the SEC on April 15, 2005 and is incorporated by reference herein. The Company will also provide a copy of such Code of Ethics to any person, without charge, upon written request made to the Company’s Secretary at the following address: Wright Investors’ Service Holdings, Inc., Attn: Secretary, 177 West Putnam Avenue, Greenwich, CT 06830.

ITEM 11.	EXECUTIVE COMPENSATION

The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation.  Under these rules, the Company provides a Summary Compensation Table covering 2018 and 2017 compensation for the individuals who served as principal executive officer in 2018 and for two individuals who are the most highly-compensated executive officers other than the individual who served as principal executive officer (to whom we refer collectively as our “named executive officers”) and Outstanding Equity Awards at Year-End Table and certain narrative disclosures. The Company had two executive officers, including the principal executive officer, at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Company’s Named Executive Officers for the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
		($)	($)	($)	($)
Harvey P. Eisen, Chairman of the Board, President, and Chief Executive Officer (Principal Executive	2018	300,000	0	0	300,000
Officer) (1)	2017	15,000	0	1,343	16,343
Ira J. Sobotko, Former Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting	2018	150,000	25,000	9,600	184,600
Officer) (2)	2017	150,000	0	11,767	161,767

3

(1)	For Mr. Eisen, the amount reflected under “All Other Compensation” is comprised of $0 and $1,343 for 2018 and 2017, respectively, for life insurance premiums.

The Compensation Committee of the Company increased the compensation of Mr. Eisen to $25,000 per month from $15,000 annually, effective January 1, 2018, due to his increased duties in connection with strategic matters related to the sale of Winthrop.

(2)	For Mr. Sobotko, the amount reflected under “All Other Compensation” is comprised of:

•	$0 and $2,167 for 2018 and 2017, respectively, for life insurance premiums;

•	$9,600 for 2018 and 2017, respectively, for auto expense allowance.

Mr. Sobotko resigned as Vice President and Chief Financial Officer of the Company effective December 31, 2018 in order to assume an executive position at another company. He has continued as a consultant to the Corporation since that date, advising on matters of financial accounting and reporting.

4

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the holdings of unexercised and vested options to purchase shares of common stock of the Company for each of the named executive officers at December 31, 2018.

Name	Number of Shares of Common Stock Underlying Unexercised Options which are Exercisable	Number of Shares of Common Stock Underlying Unexercised Options which are Unexercisable	Option Exercise Price Per Share of Common Stock	Option Expiration Date
	(#)	(#)	($)
Harvey P. Eisen	250,000(1)	-	$1.36	April 28, 2020

(1)	These options were fully vested at December 31, 2018.

5

Overview of Material Compensation Arrangements with Our Named Executive Officers

The following is a summary of the material terms of employment and compensation arrangements pursuant to which compensation was paid to our named executive officers for their service with the Company or its subsidiaries for the fiscal year ended December 31, 2018.

Harvey P. Eisen

The Compensation Committee of the board of directors of the Company increased the compensation of Harvey P. Eisen the Company’s Chairman and Chief Executive Officer, effective January 1, 2018, to $25,000 per month from $15,000 annually due to his increased duties in connection with the sale of Winthrop.

Ira J. Sobotko

Mr. Sobotko served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company until December 31, 2018. His annual salary was $150,000.

6

DIRECTOR COMPENSATION

Only directors who are not employees of the Company or its subsidiaries are entitled to receive compensation for service as a director. The table below summarizes the total compensation paid to or earned by each director of the Company (who is not an employee of the Company) for the fiscal year ended December 31, 2018. The column “Fees Earned or Paid in Cash” includes common stock of the Company issued in lieu of cash.

2018 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)	($)	($)	($)
Lawrence G. Schafran	6,250	40,000 (1)	-	46,250
Richard C. Pfenniger Jr.	3,750	32,500 (2)	-	36,250
Marshall S. Geller	5,750	28,125 (3)	-	33,875

(1)	Mr. Schafran received 87,005 shares of Company common stock in lieu of $40,000 of his annual director’s fee.

(2)	Mr. Pfenniger received 69,692 shares of Company common stock in lieu of $32,500 of his director’s fee. Mr. Pfenniger Jr. resigned from the Board of Directors and its committees effective February 12, 2019.

(3)	Mr. Geller received 58,128 shares of Company common stock in lieu of $28,125 of his annual director’s fee. Mr. Geller resigned from his positions as a director and as a member of the Audit, Nominating and Corporate Governance and Compensation Committees effective October 4, 2018.

7

Director Compensation Program

Directors who are not employees of the Company or its subsidiaries, shall be paid as set forth below:

•	annual director compensation to each member of the Board of Directors of $25,000, paid in quarterly installments of $6,250 (a Vice Chairman receives annual director compensation of $35,000, paid in quarterly installments of $8,750, currently the Company does not have a Vice Chairman);

•	$1,500 in cash for each meeting of the Board of Directors and for each committee meeting attended in person and $750 in cash for each Board of Directors or Board committee meeting attended by means of conference telephone connection;

•	annual director compensation of $5,000, paid in quarterly installments of $1,250, to each member of the Audit Committee (except the Chairman of the Audit Committee who is to receive annual compensation of $10,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by telephone, except that the per meeting attendance fee is reduced to $500 for attendance at any Audit Committee meeting held on the same day as a regular or special meeting of the Board; and

•	annual director compensation of $2,500, paid in quarterly installments of $625, to each member of the Compensation Committee and each member of the Nominating and Corporate Governance Committee (except the Chairman of each such Committee, who is to receive annual compensation of $5,000), plus $750 in cash for each meeting of the Audit Committee attended in person and $500 in cash for each meeting of the Audit Committee attended by telephone, except that the per attendance meeting fee is reduced to $500 for attendance at any Nominating and Corporate Governance Committee meeting held on the same day as a regular or special meeting of the Board.

All of the sums designated above as “annual director compensation” are required to be paid in Company common stock; provided that common stock issued in lieu of annual compensation is valued at the average between the closing bid and ask price on the day prior to the date upon which the annual compensation became payable.

8

ITEM 12.        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Principal Stockholders

The following table sets forth the number of shares of common stock beneficially owned as of April 15, 2019 by each person who is known by the Company to own beneficially more than five percent of outstanding Company common stock other than executive officers or directors of the Company, whose beneficial ownership is reflected in the Security Ownership of Directors and Executive Officers table below.  There were 19,744,321, shares of Company common stock outstanding on April 15, 2019.

Security Ownership of Principal Stockholders Table

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Bedford Oak Advisors, LLC 177 West Putnam Avenue Greenwich, CT 06830	5,070,017 (1)	25.68%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	1,563,229 (2)	7.92%
Frost Gamma Investments Trust 4400 Biscayne Blvd. Miami, FL 33137	1,321,707 (3)	6.69%
Cove Street Capital, LLC 2101 El Segundo Blvd., Suite 302 El Segundo, California 90245	1,802,212 (4)	9.13%

(1)	Based on a Schedule 13D/A filed jointly by Bedford Oak Advisors, LLC (“Bedford Oak”), Bedford Oak Capital, L.P. (“Capital”), Bedford Oak Acorn, L.P. (“Acorn”) and Mr. Eisen with the SEC on December 20, 2012, and updated for other information known to the Company, including various Form 4’s filed jointly by Bedford Oak, Capital and Mr. Eisen with the SEC through April 17, 2017, Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn and certain other private investment partnerships. Does not include options to purchase 250,000 shares of Company common stock exercisable by Mr. Eisen within 60 days of April 15, 2019. See Security Ownership of Directors and Executive Officers table below.

(2)	Based on a Schedule 13D/A filed jointly by Gabelli Funds, LLC, GGCP, Inc., GAMCO Investors, Inc., GAMCO Asset Management, Inc., MJG Associates, Inc., Teton Advisors and Mario J. Gabelli with the SEC on April 2, 2019.

(3)	Based on a Schedule 13G filed by Frost Gamma Investments Trust with the SEC on April 3, 2019.

(4)	Based on a Schedule 13D filed jointly by Cove Street Capital, LLC, Jeffrey Bronchick, Eugene Robin, Paul Hinkle, Marshall Geller, and Andrew Leaf with the SEC on March 25, 2019.

9

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Company outstanding common stock as of April 15, 2019 by each person who is a director or named executive officer of the Company as of such date, naming each such person, and all persons who are directors and executive officers of the Company as of such date, as a group.

Security Ownership of Directors and Executive Officers Table

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Harvey P. Eisen	5,320,017	(1)	25.68%
Lawrence G. Schafran	338,240	(2)	1.71%
Dort Cameron III	148,539	(3)	0.75%
Directors and executive officers as a group (3 persons) (4)	5,806,796		28.14%

(1)	Includes 5,070,017 shares of Company common stock beneficially owned by Bedford Oak, Capital and Acorn. Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn. See footnote 1 to Principal Stockholders table above. Also includes 250,000 shares of Company common stock issuable upon the exercise of options that are fully vested and exercisable by Mr. Eisen within 60 days of April 15, 2019.

(2)	Includes 100,000 shares of Company common stock issuable to Mr. Schafran upon the exercise of options, all of which are fully vested and exercisable by Mr. Schafran within 60 days of April 15, 2019.

(3)

On February 13, 2019 the Board of Directors of the Corporation appointed Dort A. Cameron III as a director of the Corporation.

Includes 100,000 RSU’s which shall vest in 1/3 increments of 33,333 on each of the one year and two year anniversary and 33,334 on the three year anniversary of the February 13, 2019 date of grant (the “Grant Date”) and shall be subject to a three year transfer of sale restriction until the three year anniversary of the Grant Date.

(4)	Includes Messrs. Schafran, and Cameron, each of whom is currently a director of the Company, and Mr. Eisen who is currently a director and a named executive officer of the Company.

10

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of Company common stock that may be issued under existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, Restricted Stock Units and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	550,000	$1.35	-

(1)	Consists of: (i) the 2003 Stock Plan, as amended, which was originally adopted by the Board of Directors and approved by the sole stockholder of the Company on November 3, 2003 and the amendment thereto, which was approved by the Board of Directors of the Company on March 1, 2007 and by the stockholders of the Company on December 20, 2007; and (ii) the 2007 Incentive Stock Plan, which was approved by the Board of Directors on July 30, 2007 and by the stockholders of the Company on December 20, 2007.

The periods during which additional awards may be granted under the plans have expired and no further awards may be granted under any of these plans after December 20, 2017.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other Compensation

See the narrative disclosure following the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End Table in “Item 11. Executive Compensation” for summaries of the compensation arrangements and agreements in which the Company and its executive officers and directors are participants.

Director Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been growing public and regulatory focus on the independence of directors. The Company is not subject to the listing requirements of any securities exchange, including Nasdaq, because the Company’s common stock is traded on the over-the-counter bulletin board. However, in July 2007, the Board of Directors adopted the standards for independence for Nasdaq-listed companies, and the independence determinations that follow are based upon the criteria established by Nasdaq for determining director independence and upon the criteria established by Nasdaq and the SEC for determining Audit Committee member independence.

The Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making each of these independence determinations, the Board of Directors considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the Nasdaq marketplace rules listing requirements and SEC rules, the Board of Directors has reviewed all relationships between each director and the Company and, based on this review, the Board of Directors has affirmatively determined that, in accordance with Nasdaq independence criteria, (i) Messrs. Cameron and Schafran are independent, and that (ii) Messrs. Eisen is not independent.

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ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The fees billed for services rendered for 2018 and 2017 by EisnerAmper LLP, were as follows:

	2018	2017

Audit Fees (1)	$144,000	$169,500

___________________

(1)	Audit fees consisted principally of fees for the audit of the annual financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and review of the Company’s 10-K containing proxy statement disclosure.

Policy on Pre-Approval of Services Provided by Independent Auditor

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of EisnerAmper LLP are subject to specific pre-approval policies.  In 2018 and 2017, all audit services and other services to be performed by EisnerAmper LLP were pre-approved by the Audit Committee in accordance with pre-approval policies established by the Board of Directors.  The procedures require that all proposed engagements of EisnerAmper LLP for services of any kind be directed to the Audit Committee prior to the beginning of any service.

All services provided by the independent registered public accounting firm for 2018 and 2017 were approved in advance by the Audit Committee of the Board of Directors.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See accompanying Index to Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: April 30, 2019	By:	/s/ HARVEY P. EISEN
		Name:	Harvey P. Eisen
		Title:	Chairman, President, and Chief Executive Officer

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INDEX TO EXHIBITS

Number		Description

31.1	*	Certification of Principal Executive Officer
31.2	*	Certification of Principal Financial Officer

__________________

*	Filed herewith

Wright Investors’ service holdings, inc.
ANnual meeting of stockholders

Tuesday, October 22, 2019
10:00 a.m.

Wright Investors’ Service Holdings, Inc.
118 North Bedford Road, Suite 100
Mount Kisco, NY 10549

ANNUAL MEETING OF STOCKHOLDERS Tuesday, October 22, 2019 10:00 a.m.

This proxy is solicited by the Board of Directors for use at the annual meeting on Tuesday, October 22, 2019.

By signing the proxy, you revoke all prior proxies and appoint Harvey P. Eisen and Harold Kahn, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and in their discretion on any other matters which may come before the Annual Meeting and all adjournments.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
1. Election of Directors Nominees	☐	☐	☐
01 Harvey P. Eisen	02 Dort A. Cameron III	03 Lawrence G. Schafran

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Advisory approval of the company’s executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. Ratifying the appointment of EisnerAmper LLP as independent auditors for fiscal 2019.	☐	☐	☐
NOTE: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change / comments, mark here. (See reverse for instructions.)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date